CDN. $30,000,000
                            revolving credit facility

                           mitel networks corporation,
                                   As Borrower

                                     - and -

                                bank of montreal,
                            As Administrative Agent,
                            Lead Arranger and Lender

                                     - and -

                          the lenders from time to time
                                 parties hereto


                 -----------------------------------------------
                      Amended and Restated Credit Agreement
                            Made as of April 21, 2004
                 -----------------------------------------------

                                TABLE OF CONTENTS

                                    Article 1
                                 INTERPRETATION

         1.1      Definitions..................................................2
         1.2      Headings....................................................17
         1.3      Extended Meanings...........................................17
         1.4      References to the Administrative Agent and Lenders..........17
         1.5      Accounting Terms and Practices..............................18
         1.6      Non-Banking Days............................................18
         1.7      References to Time of Day...................................18
         1.8      Severability................................................18
         1.9      Currency....................................................18
         1.10     References to Statutes......................................18
         1.11     References to Agreements....................................18
         1.12     Consents and Approvals......................................19
         1.13     Schedules...................................................19

                                    Article 2
                                  THE FACILITY

         2.1      The Facility................................................19
         2.2      Purpose.....................................................19
         2.3      Availability................................................20
         2.4      Making of an Advance........................................21
         2.5      Participation of Each Lender................................21
         2.6      Repayment of the Facility...................................21
         2.7      Cancellation or Reduction of the Facility...................23
         2.8      Application of Repayments...................................23
         2.9      Interest on Prime Rate Advances.............................24
         2.10     Interest on U.S. Base Rate Advances.........................25
         2.11     Libor Advances..............................................25
         2.12     Method and Place of Payment.................................26
         2.13     Commitment Fees.............................................27
         2.14     Conversion Options..........................................27
         2.15     Execution of Notices........................................29
         2.16     Evidence of Indebtedness....................................29
         2.17     Interest on Unpaid Costs and Expenses.......................30
         2.18     Criminal Rate of Interest...................................30
         2.19     Compliance with the Interest Act (Canada)...................30
         2.20     Nominal Rate of Interest....................................30

                                    Article 3
                                LETTERS OF CREDIT

         3.1      Term and Availability.......................................31
         3.2      Reimbursement...............................................31
         3.3      Indemnity for Costs.........................................32
         3.4      Fees........................................................32

                                    Article 4
                 BANKERS' ACCEPTANCES AND BA EQUIVALENT ADVANCES

         4.1      Form of Bankers' Acceptance Advance and Interest............32
         4.2      Minimum Amount..............................................33
         4.3      Term and Interest Periods...................................33
         4.4      Purchase of Drafts, Acceptance Fee and Interest.............33
         4.5      Payment on Maturity.........................................34
         4.6      Waiver of Days of Grace.....................................34
         4.7      No Market...................................................34

                                    Article 5
                   CHANGE OF CIRCUMSTANCES AND INDEMNIFICATION

         5.1      Increased Costs.............................................34
         5.2      Illegality..................................................36

                                    Article 6
                        CONDITIONS PRECEDENT TO DRAWDOWN

         6.1      Conditions for Closing......................................36
         6.2      Conditions for Subsequent Drawdowns.........................39

                                    Article 7
                         REPRESENTATIONS AND WARRANTIES

         7.1      Representations and Warranties..............................39
         7.2      Survival of Representations and Warranties..................44

                                    Article 8
                                    COVENANTS

         8.1      Affirmative Covenants.......................................45
         8.2      Negative Covenants..........................................51
         8.3      Financial Covenants.........................................53

                                    Article 9
                                   GUARANTEES

         9.1      Guarantors to Provide Guarantees............................54

                                   Article 10
                                    SECURITY

         10.1     Borrower's Security Documents...............................54
         10.2     Guarantors' Security Documents..............................55

                                   Article 11
                            DEFAULT AND ACCELERATION

         11.1     Events of Default...........................................56
         11.2     Acceleration................................................58
         11.3     Remedies Cumulative and Waivers.............................59
         11.4     Suspension of Lenders' Obligations..........................59
         11.5     Application of Payments After an Event of Default...........59

                                   Article 12
                               SUCCESSOR COMPANIES

         12.1     Certain Requirements in Respect of Merger, Etc..............60
         12.2     Vesting of Powers in Successor..............................61

                                   Article 13
                       COSTS, EXPENSES AND INDEMNIFICATION

         13.1     Costs and Expenses..........................................62
         13.2     Indemnification by the Borrower.............................62
         13.3     Funds.......................................................63
         13.4     General Indemnity...........................................63
         13.5     Environmental Claims........................................64

                                   Article 14
                            THE ADMINISTRATIVE AGENT

         14.1     The Administrative Agent....................................65
         14.2     The Administrative Agent's Responsibility...................66
         14.3     Administrative Agent's Duties...............................67
         14.4     Protection of Administrative Agent..........................67
         14.5     Indemnification of Administrative Agent.....................68
         14.6     Termination or Resignation of Administrative Agent..........68
         14.7     Rights of Administrative Agent as Lender....................69

         14.8     Authorized Waivers, Variations and Omissions................69
         14.9     Financial Information Concerning Borrower...................69
         14.10    Knowledge of Financial Situation of Borrower................70
         14.11    Legal Proceedings...........................................70
         14.12    Capacity as Administrative Agent............................70
         14.13    Capacity as Lead Arranger...................................70
         14.14    Deposits or Loans Respecting the Borrower...................70

                                   Article 15
                                     GENERAL

         15.1     Term........................................................71
         15.2     Survival....................................................71
         15.3     Benefit of the Agreement....................................71
         15.4     Notices.....................................................71
         15.5     Amendment and Waiver........................................72
         15.6     Governing Law...............................................72
         15.7     Further Assurances..........................................73
         15.8     Enforcement and Waiver by the Lenders.......................73
         15.9     Execution in Counterparts...................................73
         15.10    Assignment by the Borrower..................................73
         15.11    Assignments and Transfers by the Lenders....................73
         15.12    Set-Off.....................................................74
         15.13    Time of the Essence.........................................75
         15.14    Judgment Currency...........................................75
         15.15    Equal Ranking of Lenders....................................75
         15.16    Sharing of Information......................................76
         15.17    Continuing Obligations and Liabilities......................76


SCHEDULE A - BORROWING BASE CERTIFICATE
SCHEDULE B - DRAWDOWN NOTICE
SCHEDULE C - CONVERSION NOTICE
SCHEDULE D - ROLLOVER NOTICE
SCHEDULE E -  [Intentionally deleted]
SCHEDULE F - PERMITTED ENCUMBRANCES
SCHEDULE G - LITIGATION
SCHEDULE H - NON-COMPLIANCE MATTERS
SCHEDULE I - SUBSIDIARIES
SCHEDULE J - TRANSFER AGREEMENT
SCHEDULE K - COMMITTED AMOUNTS
SCHEDULE L - FINANCIAL FORECAST

                      AMENDED AND RESTATED CREDIT AGREEMENT


      MEMORANDUM OF AGREEMENT made as of the 21st day of April, 2004.

B E T W E E N:


                   MITEL NETWORKS CORPORATION,
                   a corporation incorporated under the laws of Canada, as borrower

                   (hereinafter referred to as the "Borrower"),

                             - and -

                   THE LENDERS FROM TIME TO TIME PARTIES HERETO,

                   (hereinafter referred to as the "Lenders"),

                             - and -

                   BANK OF MONTREAL,
                   a Canadian chartered bank, as Administrative Agent and Lead Arranger

                   (hereinafter referred to in its own capacity as "BMO" and in its capacity as administrative agent on behalf of the Lenders, as the "Administrative Agent"),

      WHEREAS pursuant to an amended and restated credit agreement made as of the 27th day of February, 2003, as amended by amending agreement made as of the 12th day of June, 2003, second amending agreement made as of February 24, 2004 and third amending agreement made as of April 19, 2004 (collectively, as amended, the "Existing Credit Agreement"), a revolving credit facility was made available to the Borrower upon and subject to the terms and conditions therein set forth;

      AND WHEREAS the Borrower and the Lenders have agreed to further  amend and
restate  the  Existing  Credit   Agreement  by  executing  and  delivering  this
Agreement;

      NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, the covenants herein contained and other valuable consideration, the parties hereto agree as follows:

                                   Article 1
                                 INTERPRETATION

1.1   Definitions

      In this Agreement:

      "Acceptance Fee" means, with respect to each Bankers' Acceptance drawn by the Borrower as borrower hereunder, an amount equal to the product of (i) the Applicable Margin, (ii) the Face Amount of each such Bankers' Acceptance purchased by a Lender on the relevant Drawdown Date and (iii) a fraction (x) the numerator of which is the number of days in the term to maturity of such Bankers' Acceptance and (y) the denominator of which is 365 days;

      "Accounts" means the accounts kept by the Administrative Agent pursuant to
      Section 2.16(a) to record the Borrower's liabilities to the Administrative Agent and each Lender under this Agreement;

      "Additional Compensation" has the meaning specified in Section 5.1;

      "Administrative Agent" means BMO, in its capacity as administrative agent for the Lenders hereunder, or any successor Administrative Agent appointed pursuant to Section 14.6;

      "Administrative Agent's Counsel" means the firm of Davies Ward Phillips & Vineberg LLP, Toronto, Ontario, or such other firm of legal counsel as the Administrative Agent may from time to time designate;

      "Advance" means a Prime Rate Advance, a Bankers' Acceptance Advance, Libor Advance or a U.S. Base Rate Advance or the issue of a Letter of Credit, and "Advances" means all of them;

      "Affiliate" means an affiliated body corporate, partnership, joint venture or other entity and, for the purposes of this Agreement, (i) one body corporate, partnership, joint venture or other entity is affiliated with another if one such body corporate, partnership, joint venture or other entity is the Subsidiary of or is Controlled by the other or both are Subsidiaries of the same body corporate, partnership, joint venture or other entity or each of them is Controlled by the same Person and (ii) if two bodies corporate, partnerships, joint ventures or other entities are affiliated with the same body corporate, partnership, joint venture or other entity at the same time, they are deemed to be affiliated with each other;

      "Agreement" means this agreement and all Schedules attached hereto, as the same from time to time may be amended, restated, replaced or superseded;

      "Agreement Currency" shall have the meaning specified in Section 15.14;

      "Applicable Law" means, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, rules, orders, codes, treaties, conventions, judgments, awards, determinations and decrees of any governmental, regulatory, fiscal or monetary authority or court of competent jurisdiction in any applicable jurisdiction;

      "Applicable Margin" means, (i) until such time as the Borrower has received proceeds of $20,000,000 from the issue of equity pursuant to a subscription agreement dated on or about April 22, 2004 between Edgestone Capital Equity Fund II-A, L.P. and the Borrower, 2.5% per annum in the case of a Prime Rate Advance or a U.S. Base Rate Advance, 3.5% per annum in the case of a Libor Advance or a Bankers' Acceptance Advance, and (ii) thereafter, 1.5% per annum in the case of a Prime Rate Advance or a U.S. Base Rate Advance, 2.5% per annum in the case of a Libor Advance or a Bankers' Acceptance Advance;

      "Arm's Length" has the meaning ascribed thereto for the purposes of the Income Tax Act (Canada) in effect as of the date hereof;

      "Available Amount" means, at any time, the lesser of: (a) the Committed Amount or its Equivalent Amount in U.S. Dollars, and (b) the Borrowing Base;

      "BA Purchase Price" means the difference between (i) the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the Face Amount of such Bankers' Acceptance by the sum of one plus the product of (x) the BA Reference Discount Rate multiplied by (y) a fraction, the numerator of which is the number of days in the term to maturity of such Bankers' Acceptance, and the denominator of which is 365 and (ii) the Acceptance Fee;

      "BA Reference Discount Rate" means the average rate applicable to bankers' acceptances denominated in Canadian Dollars for the applicable period appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. 2000 Definitions) rounded up to the nearest 1/100th of 1% at approximately 10:00 a.m. on the relevant Drawdown Date; provided that if such rate is not available, the "BA Reference Discount Rate" shall mean the arithmetic mean of the bid rates quoted by Bank of Montreal and the other Lenders, if any, at approximately 10:00 a.m. for the purchase, on the relevant Drawdown Date, of bankers' acceptances or drafts having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances to be purchased by the Lenders on such Drawdown Date;

      "Bankers' Acceptance" means a draft or other bill of exchange in Canadian Dollars drawn by the Borrower and accepted by a Lender in accordance with
      Article 4;

      "Bankers' Acceptance Advance" means the advance of funds to the Borrower as borrower by way of creation and issuance of Bankers' Acceptances in accordance with the provisions of Article 4;

      "Banking Day" means a day, other than a Saturday or a Sunday or other day on which banks are required or authorized to close in either Toronto, Canada or New York, New York and, where used in the context of a Libor Advance, which is also a day on which banks are not required or authorized to close in London, England and dealings are carried on in the London interbank market;

      "Base Rate" means the greater of (i) the variable rate of interest per annum, expressed on the basis of a year of 365 or 366 days, as the case may be, established or quoted from time to time by BMO as the reference rate of interest then in effect for determining interest rates on U.S. Dollar denominated commercial loans made by it in Canada; and (ii) the Federal Funds Effective Rate multiplied by a fraction, the numerator of which is the actual number of days in the year and the denominator of which is 360, plus 1/2 of 1% per annum;

      "BMO" means Bank of Montreal, a Canadian Schedule I chartered bank and any successor;

      "Borrower" means Mitel Networks Corporation, a corporation incorporated under the Canada Business Corporations Act, and its permitted successors and assigns;

      "Borrower's Security" has the meaning specified in Section 10.1;

      "Borrower's Security Documents" has the meaning specified in Section 10.1;

      "Borrowing Base" shall mean, at any time, the sum of:

            (i)   60% of Eligible Accounts Receivable; plus

            (ii)  90% of EDC Receivables; plus

            (iii) 100% of trade  accounts  of the  Borrower  and the  Guarantors which are secured by bank letters of credit or guarantee satisfactory to the Required Lenders which bank letters of credit or guarantees shall have been assigned to the Administrative Agent if so requested by the Administrative Agent;

      For purposes of calculating the Borrowing Base, Eligible Accounts Receivable and EDC Receivables of the Borrower and the Guarantors shall be expressed in Canadian Dollars based on the Equivalent Amount of the value of any such amounts in U.S. Dollars, Sterling or Euros;

      "Borrowing Base Certificate" shall mean a certificate to be executed by the Borrower and delivered by the Borrower to the Administrative Agent from time to time in the form attached to this Agreement as Schedule A;

      "Business" means the communications systems business, including research and development of communications and related products carried on, or to be carried on, by the Borrower and its Subsidiaries;

      "Canadian Dollars" and "Cdn. $" mean the lawful currency of Canada in immediately available funds;

      "change in law" has the meaning specified in Section 5.1;

      "Claims" has the meaning specified in Section 13.4(a);

      "Closing Date" means April 21, 2004;

      "Commitment" means, with respect to a Lender, the amount set forth opposite the name of such Lender on Schedule K, or the Equivalent Amount in U.S. Dollars, subject to reduction pursuant to Section 2.7;

      "Committed Amount" means Cdn. $30,000,000, or the Equivalent Amount in U.S. Dollars, subject to reduction pursuant to Section 2.7;

      "Control" and its derivatives means, with respect to control of a corporation by a Person, the holding (other than by way of security only) by or for the benefit of that Person, or affiliates of that Person or others with whom that Person does not deal at Arm's Length of securities of such corporation or the right to vote or direct the voting of securities of such corporation to which, in the aggregate, are attached more than 50% of the votes that may be cast to elect directors of the corporation, provided that the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the corporation and means, with respect to control of a Person other than a corporation, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, and whether through the ownership or control of voting securities, voting rights, contract or otherwise, without the cooperation of others;

      "Conversion" means the conversion of an Advance pursuant to Section 2.14;

      "Conversion Notice" means a notice substantially in the form set out in Schedule C;

      "Corporate Distribution" has the meaning specified in Section 8.2(h);

      "Counsel to the Borrower" means Osler, Hoskin & Harcourt LLP or such other firm of legal counsel as the Borrower may from time to time designate with the approval of the Administrative Agent, such approval not to be unreasonably withheld;

      "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable within 90 days that arise in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all indebtedness, liabilities and obligations secured by a Lien on any asset of such Person, whether or not the same is otherwise indebtedness, liabilities or obligations of such Person, (vi) all indebtedness, liabilities and obligations of others which is, directly or indirectly, guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire, (vii) all indebtedness, liabilities and obligations in respect of financial instruments which are classified as a liability on the balance sheet of such Person, and (viii) all obligations of such Person to otherwise assure a creditor against loss;

      "Default" means an event which, with the giving of notice or the passage of time or the making of any determination or any combination thereof as provided for herein, could become an Event of Default;

      "Drawdown" means a drawdown of an Advance;

      "Drawdown Date" means, in relation to any Advance, the date, which shall be a Banking Day, on which the Drawdown of such Advance is made by the Borrower pursuant to a Drawdown Notice;

      "Drawdown Notice" means a notice substantially in the form set out in Schedule B;

      "EBITDA" means, for any Person on a consolidated basis and for any period, without duplication, the amount equal to net income less interest income, income tax recoveries and any non-cash income included in net income, plus, to the extent deducted from net income, interest expense, depreciation expense, amortization expense, other non-cash expenses and income tax expenses; provided that foreign exchange gains or losses and extraordinary or unusual gains or losses, including gains or losses on the disposition of assets outside the ordinary course of business and restructuring charges, shall not be included in EBITDA;

      "EDC" means Export Development Canada and its successors;

      "EDC Facility" means the credit facility in the aggregate maximum principal amount of Sterling 4,100,000 made available to MNL by EDC pursuant to a loan agreement dated February 27, 2003;

      "EDC Indemnity Obligations" means all obligations and liabilities of any kind whatsoever of the Borrower to EDC in connection with or relating to indemnity agreements entered into, or which may in the future be entered into, by the Borrower in favour of EDC in respect of surety and performance bonds issued or to be issued by surety companies (including ACE-INA Insurance) with EDC's full or partial indemnity, for the account of the Borrower;

      "EDC Indemnity Obligations Cash Collateral" means the sum of US$837,393.00 deposited by the Borrower with EDC as cash collateral for the EDC Indemnity Obligations plus any accrued interest thereon, as the same shall be automatically reduced by amounts which are applied by EDC against the EDC Indemnity Obligations;

      "EDC Receivables" means trade accounts of the Borrower and MNI insured by EDC;

      "Eligible Accounts Receivable" means the combined Canadian, United States and United Kingdom trade accounts of the Borrower and the Guarantors as determined in accordance with GAAP, but excluding the following:

      (a) any trade accounts which are outstanding for more than 90 days from the date of invoice, except a limited number of extended term accounts agreed by the Required Lenders to be Eligible Accounts Receivable;

      (b) trade accounts if the account debtors are located in a jurisdiction other than Canada, the United States or in the case of trade accounts of MNL only, the United Kingdom;

      (c) trade accounts which are payable in a currency other than Canadian Dollars, U.S. Dollars, Sterling or Euros;

      (d) trade accounts if the account debtors are Affiliates of the Borrower or the Guarantors including, for greater certainty, Breconridge Manufacturing Solutions, Inc., Breconridge Manufacturing Solutions Corporation and Breconridge Manufacturing Solutions Limited;

      (e) accounts subject to a right of set-off if a claim of set-off has been asserted by the account debtor;

      (f) Governmental Receivables, unless expressly permitted in writing by the Administrative Agent;

      (g)   doubtful or disputed accounts;

      (h)   EDC Receivables;

      (i) those accounts referred to in sub-part (iii) of the definition of Borrowing Base; and

      (j) any accounts, including any account not specifically excluded above, determined by any Lender, in its sole discretion, not to be eligible;

      "Environmental Claims" means any and all enforcement, clean-up, removal or other governmental or regulatory actions, orders, directions or proceedings instituted, pending or completed or, to the best of the knowledge of the Borrower and the Guarantors, threatened or anticipated pursuant to any Environmental Laws and all claims made or, to the best of the knowledge of the Borrower and the Guarantors, threatened, by any third party against the Borrower or any of the Guarantors, any property of the Borrower or any of the Guarantors or any of their Subsidiaries or any party having charge, management or control of any property of any of the Borrower, the Guarantors or their Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any violation or alleged violation of Environmental Laws;

      "Environmental Laws" means any present or future applicable federal, provincial, state, municipal or other local law, statute, regulation or by-law, code, ordinance, decree, directive, standard, policy, rule, order, treaty, convention, judgment, award or determination for the protection of the environment or human health and safety, present or future;

      "Equivalent Amount" on any given date in one currency (the "first currency") of any amount denominated in another currency (the "second currency") means the amount of the first currency which could be purchased with such amount of the second currency at the rate of exchange quoted by BMO at 11:00 a.m. (Toronto time) on such date for the purchase of the first currency with the second currency;

      "Euro" means the lawful currency of the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union;

      "Event of Default" means any of the events described in Section 11.1;

      "Existing Credit Agreement" shall have the meaning specified in the recitals to this Agreement;

      "Face Amount" means, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on the maturity thereof and means, in respect of a Letter of Credit, the maximum amount payable to a beneficiary thereunder;

      "Facility" means the revolving credit facility in an aggregate principal amount of up to Cdn. $30,000,000 (or the Equivalent Amount in U.S. Dollars) to be made available to the Borrower by the Lenders as set forth in Article 2;

      "Federal Funds Effective Rate" means, for any particular day, the variable rate of interest per annum, calculated on the basis of a 360-day year as determined by BMO for the actual number of days elapsed, equal to:

            (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or

            (ii) for any Banking Day on which such rate is not so published by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by BMO from three federal funds brokers of recognized standing selected by BMO in consultation with the Borrower;

      "Fee Letter" means the letter agreement dated April 21, 2004 between the Borrower and the Administrative Agent;

      "GAAP" means those generally accepted accounting principles consistently applied in Canada;

      "Governmental Receivables" means trade accounts of the Borrower where the account debtors are the federal government of Canada, the United States of America, or any other country or nation or any provincial government or any state government or any territorial government or any political subdivision thereof, or of any political subdivision of a political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, administrative or other function of or pertaining to government;

      "Guarantees" means, collectively, (i) the amended and restated guarantee and security agreement dated as of January 21, 2002 between MNI and the Administrative Agent, (ii) the second amended and restated guarantee and security agreement dated as of February 27, 2003 between MNI and the Administrative Agent, (iii) the amended and restated guarantee and security agreement dated as of January 21, 2002 between MNSI and the Administrative Agent, (iv) the second amended and restated guarantee and security agreement dated as of February 27, 2003 between MNSI and the Administrative Agent, and (v) the guarantee and indemnity dated July 25, 2001 between MNL and the Administrative Agent as confirmed by the confirmation of guarantee and security dated as of February 27, 2003 by MNL, and, in each case, as may be amended, supplemented or restated from time to time and "Guarantee" means any of them;

      "Guarantors" means, collectively, MNI, MNSI and MNL, and their respective permitted successors and assigns and "Guarantor" means any of them;

      "Guarantors' Security" has the meaning specified in Section 10.2;

      "Guarantors'  Security  Documents"  has the meaning  specified  in Section
      10.2;

      "Hazardous Material" means any contaminant, pollutant or substance that causes harm or degradation to the surrounding environment or injury to human health and, without restricting the generality of the foregoing, includes any pollutant, contaminant, waste, hazardous waste, deleterious substance or dangerous good present in such quantity or state that it contravenes or is regulated under any Environmental Laws or gives rise or could give rise to any liability or obligation under any Environmental Law;

      "Indemnifying Party" has the meaning specified in Section 13.4(c);

      "Indemnitee" has the meaning specified in Section 13.4(a);

      "Intercreditor Agreement" means the intercreditor agreement made between the Administrative Agent, for and on behalf of the Lenders, EDC, the Borrower and the Guarantors, dated February 27, 2003;

      "Interest Date" means the first day of each calendar month;

      "Interest Period" means, with respect to a Libor Advance, a period commencing (i) in the case of the initial Interest Period for such Advance, on the date of such Advance; and (ii) in the case of any subsequent Interest Period for such Advance, on the last day of the immediately preceding Interest Period applicable thereto and ending, in either case, on the last day of such period as shall be selected by the Borrower pursuant to the provisions hereof; provided that if any Libor Advance arises as a result of a Conversion of another type of Advance pursuant to the provisions hereof, the initial Interest Period for such Libor Advance after such Conversion shall commence on the date of such Conversion;

      "Lenders" means the Persons listed as lenders on Schedule K and any other Person that shall have become a party hereto in accordance with the terms of Section 14.11;

      "Letter of Credit" means a term letter of credit, sight letter of credit, standby letter of credit or documentary letter of credit issued by a Lender at the request of the Borrower pursuant to Section 3.1;

      "Libor Advance" means a loan made by a Lender to the Borrower in U.S. Dollars on which interest is payable at the Libor Rate plus the Applicable Margin;

      "Libor  Interest  Payment  Date"  has the  meaning  specified  in  Section
      2.11(c);

      "Libor Rate" means, for each Interest Period for each Libor Advance, a rate of interest per annum, calculated on the basis of a year of 360 days, equal to the London interbank offered rate for U.S. Dollars, at 11:00 a.m. (London, England time) on the day that is two Banking Days prior to the first day of such Interest Period, and having a term equal to such Interest Period, as such rate is reported on the display designated as "page 3750" (or any replacement page) by "Telerate - the Financial Information Network" published by Telerate Systems, Inc. (or such other company or service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars) and, if such rate is not available, then the rate of interest per annum, calculated on the basis of a year of 360 days, at which BMO is offered deposits in U.S. Dollars by prime banks in the London interbank market at approximately 11:00 a.m. (London, England time) two Banking Days prior to the first day of such Interest Period for a period comparable to such Interest Period and in an amount approximately equal to the amount of the Libor Advance to be outstanding during such Interest Period;

      "Liens" means mortgages, pledges, liens, hypothecs, charges, security agreements or other encumbrances or other arrangements that in substance secure payment or performance of an obligation, statutory and other non-consensual liens or encumbrances and includes the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement;

      "Loan Documents" means, collectively, this Agreement and the Security Documents;

      "Losses" has the meaning specified in Section 13.4(a);

      "Material Agreement" means any agreement, contract or document which is material to the Business or to the operations, financial condition or prospects of the Borrower or any of the Guarantors;

      "Maturity Date" means June 30, 2005;

      "MNI" means Mitel Networks, Inc., a corporation incorporated under the laws of Delaware and an indirect wholly-owned Subsidiary of the Borrower;

      "MNL" means Mitel Networks Limited, a private company limited by shares incorporated in England and Wales under number 1309629, whose registered office is at Portskewett, Monmouthshire, NP2G 5YR, and an indirect wholly-owned Subsidiary of the Borrower;

      "MNSI" means Mitel Networks Solutions, Inc., a corporation incorporated under the laws of the State of Delaware and an indirect wholly-owned Subsidiary of the Borrower;

      "Notice of Amount" has the meaning specified in Section 5.1;

      "Notification Date" has the meaning specified in Section 13.5(c);

      "Officer's Certificate" means a certificate signed by any one of the following officers of the Borrower: (i) the Chief Executive Officer, (ii) the Chief Operating Officer, (iii) the Chief Financial Officer, or (iv) the Treasurer;

      "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, or any other document in connection herewith;

      "Outstanding Amount" has the meaning specified in Section 2.6(b);

      "Participation" of a Lender means the percentage which such Lender's Commitment with respect to the Facility is of the aggregate Committed Amount, as such percentage may be adjusted pursuant to this Agreement and subject to the Administrative Agent's authority to make allocations among the Lenders as herein provided, or, as the context requires, the percentage determined as aforesaid of such Lender in any issue of Bankers' Acceptances, in any Advance or in any repayment thereof or, as the context may require, in any payment of interest or fees or other payment;

      "Permits" has the meaning specified in Section 7.1(i);

      "Permitted Debt" means:

            (i)   Debt owing hereunder and under the Security Documents;

            (ii)  Subordinated Debt;

            (iii) trade debt and similar unsecured  indebtedness incurred in the ordinary course of business (but excluding indebtedness for borrowed money outstanding for more than 90 days);

            (iv)  certain   indebtedness   of  MNL   owing  to  Mitel   Networks
                  International Limited on account of royalties;

            (v) intercorporate Debt owed by any Subsidiary to the Borrower or any of the Guarantors;

            (vi)  intercorporate Debt between the Borrower and the Guarantors;

            (vii) intercorporate Debt owed by any wholly-owned Subsidiary of the
                  Borrower (other than the Guarantors) to another wholly-owned Subsidiary of the Borrower;

            (viii)Debt in an aggregate  amount not  exceeding  Cdn.  $15,000,000
                  (or its Equivalent Amount in another currency) incurred in connection with the obligations of a Person as lessee which are capitalized in accordance with GAAP;

            (ix) Debt incurred pursuant to performance bonds, bid bonds and other similar instruments entered into in the ordinary course of business;

            (x) Debt for borrowed money in an aggregate amount not exceeding (pound)15,000,000 incurred pursuant to overdraft, working capital credit facilities and any other form of financing by Subsidiaries of the Borrower carrying on business in the United Kingdom and Europe (including a (pound)7.5 million real estate mortgage dated January 24, 2002 granted by MNL in favour of Barclays Bank plc and a (pound)5 million chattel mortgage dated October 31, 2001 granted by MNL in favour of Barclays Bank plc, as each may be amended, restated, supplemented or replaced from time to time with the consent of the Required Lenders);

            (xi)  Debt pursuant to letters of credit in an aggregate face amount
                  not  exceeding  Cdn.   $800,000   issued  in  respect  of  the
                  Borrower's supplemental executive retirement plan;

            (xii) Debt incurred or assumed in connection with Permitted Purchase
                  Money Security Interests;

            (xiii)Debt secured by assets or  properties  at the time of entering into an agreement with respect to the acquisition of such assets or properties and assumed in connection with such acquisition and Debt of a corporation existing at the time such corporation becomes a Subsidiary of the Borrower provided, in either case, that such Debt was not incurred in anticipation of such acquisition or in anticipation of such corporation becoming a Subsidiary and excluding any extensions or renewals of any such Debt;

            (xiv) unsecured  Debt  incurred  in  connection  with   transactions
                  entered into for the purpose of hedging foreign exchange risk of the Borrower and its Subsidiaries or for the purpose of hedging interest rate exposure on Permitted Debt (but, in either case not for speculative purposes);

            (xv) unsecured Debt in an aggregate amount not exceeding U.S. $25,000,000 (or its Equivalent Amount in another currency) pursuant to a daylight overdraft facility incurred solely to facilitate the clearance of inter-corporate Debt;

            (xvi) secured  Debt  pursuant  to  a  daylight   overdraft  facility
                  incurred with Harris Bank solely to facilitate the clearance of inter-corporate Debt;

            (xvii)Debt  represented  by  obligations  of MNL in  respect  of its defined benefit pension plan; and

           (xviii)unsecured Debt not included in any of the foregoing and not exceeding Cdn. $5,000,000 (or its Equivalent Amount in another currency), in the aggregate;

      "Permitted Encumbrances" has the meaning specified in Schedule F;

      "Permitted Purchase Money Security Interest" means any Lien on any property or asset created, issued or assumed to secure Debt incurred, assumed or issued to satisfy, in whole or in part, the purchase price of such property or asset (including installation costs) and expenditures made for any repairs, alterations, construction, development or improvements performed thereon or added thereto, provided that such Lien, or any agreement or other instrument under which such Lien is constituted, is limited to the property or asset acquired in connection with the assumption, issuance or incurring of such Debt and is created, issued or assumed concurrently with the acquisition of such property or assets;

      "Permitted Securitization Transactions" means any transaction providing for the sale, securitization or other asset-backed financing of trade accounts receivable arising in Canada or the United States of or owing to the Borrower or a Subsidiary of the Borrower, provided that such disposition of accounts receivable pursuant to the securitization transactions are without recourse to the Borrower or such Subsidiary and provided that the terms and conditions of all such securitization transactions shall be on an Arm's Length basis and on commercially reasonable terms;

      "Person" means an individual, company, partnership (whether or not having separate legal personality), corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government, state or political subdivision thereof or any agency of such government, state or political subdivision;

      "Prime Rate" means the greater of (i) the arithmetic mean of the variable rates of interest per annum, expressed on the basis of a year of 365 or 366 days, as the case may be, established or quoted from time to time by BMO and the other Lenders, if any, as the reference rate of interest then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada and (ii) the sum of (x) the rate per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the display page designated as the CDOR Page (or any replacement page) by Reuters Money Market Service (or its successor) as of 10:00 a.m. on the date of determination as reported by the Administrative Agent, and (y) 1.0% per annum;

      "Prime Rate Advance" means a loan made by a Lender to a Borrower in Canadian Dollars on which interest is payable at the Prime Rate plus the Applicable Margin;

      "Priority Claims" means, at any time, the aggregate of any amounts due and payable prior to such time, to the extent not paid by the Borrower or any of the Guarantors in respect of:

      (a)   wages, salaries, commissions or other remunerations;

      (b)   vacation pay;

      (c) deductions at source for employees, federal and provincial income taxes, Canada Pension Plan and Employment Insurance;

      (d)   GST and PST (net of input tax credits);

      (e)   Workers' Compensation Board premiums or similar premiums;

      (f) all taxes under the federal and state laws of the United States including, but not limited to, all federal, state or local net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, sales, use, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto;

      (g) all payments in connection with an employee benefit plan, program and arrangement including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Borrower or any of the Guarantors, or any other applicable law covering employee benefit plans (including, without limitation, the Internal Revenue Code of 1986, as amended) or any applicable agreement controlling such employee benefit plan(s);

      (h) all payments in connection with workers' compensation, workers' disability insurance, or any similar program as required by any applicable state or federal law, such as, for example, the New York State "Workers' Compensation Law" (New York Consolidated Laws Chapter 67, ss.ss.1 et seq.);

      (i)   property taxes;

      (j)   rent;

      (k) value added tax (VAT) and all deductions, taxes, premiums and payments which may be payable by MNL and which are similar to the deductions, taxes, premiums and payments referred to in paragraphs
            (c), (d), (e), (f), (g) and (h) of this definition of "Priority Claims"; and

      (l) claims which may rank in priority to the Administrative Agent's security interest in respect of accounts receivable.

      "rate of exchange" has the meaning specified in Section 15.14;

      "Release" has the meaning specified in Section 7.1(j);

      "Reorganization" has the meaning specified in Section 12.1;

      "Required Lenders" means, at any time, Lenders having undrawn Commitments or outstanding Advances representing more than two-thirds of the sum of the total Committed Amount or outstanding Advances at such time;

      "Rollover" means a rollover of a Libor Advance pursuant to and in accordance with Section 2.11 or a rollover of a Bankers' Acceptance Advance pursuant to and in accordance with Section 4.5;

      "Rollover Notice" means a notice substantially in the form of Schedule D;

      "RPA" has the meaning specified in Section 8.2(j);

      "Security"   means,   collectively,   the  Borrower's   Security  and  the
      Guarantors' Security;

      "Security   Documents"  means,   collectively,   the  Borrower's  Security
      Documents and the Guarantors' Security Documents;

      "Sterling" means the lawful currency of the United Kingdom in immediately available funds;

      "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited partnership or equivalent entity whether voting or non-voting or participating or non-participating;

      "Subordinated Debt" shall mean Debt of the Borrower or any Guarantor or Subsidiary subordinated to all amounts at any time due and payable under any of the Loan Documents in a manner and form satisfactory to the Required Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder;

      "Subsidiary" means any corporation more than 50% of the Voting Shares of which at the time of determination are beneficially owned, directly or indirectly, by the Borrower or any corporation, joint venture, partnership or other entity which is subject to the direct or indirect Control of the Borrower;

      "Successor Corporation" has the meaning specified in Section 12.1;

      "Take-Over Bid" means an offer to acquire made by the Borrower, a Guarantor or a Subsidiary of the Borrower, alone or acting jointly or in concert with any other Person or Persons (collectively, the "Offeror"), to any holder of Voting Shares or securities convertible, exchangeable or exercisable into Voting Shares (the "Target Shares") of the offeree issuer, which has not been solicited by or made at the request of the board of directors of the offeree issuer, or with respect to which the board of directors of the offeree issuer has not recommended acceptance, where the Target Shares subject to the offer to acquire, together with the Target Shares held by or on behalf of the offeror on the date of the offer, constitute, in aggregate, 20% (or such lesser percentage as would require compliance with the formal requirements governing take-over bids (such as the delivery of circulars or equivalent disclosure documents to shareholders under Applicable Law)) or more of the outstanding Target Shares at the date of the offer to acquire, but excluding any such offer which, under the Applicable Law of the jurisdiction in which such offer is made, would be exempt from such formal requirements;

      "Taxes" includes all present and future income, corporation, capital gains, capital and value-added, and goods and services taxes and all stamp and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts made on or in respect thereof;

      "Transferee" has the meaning specified in Section 15.11(a);

      "U.S. Base Rate Advance" means a loan made by a Lender to the Borrower on which interest is payable at the Base Rate plus the Applicable Margin;

      "U.S. Dollars" and "U.S. $" mean the lawful currency of the United States of America in immediately available funds; and

      "Voting Shares" means shares of any class of any corporation carrying voting rights under all circumstances, provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares unless such right has become exercisable.

1.2   Headings

      The  division  of  this  Agreement  into  Articles  and  Sections  and the insertion of an index and headings are for convenience of reference only and shall not affect the construction or interpretation hereof. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion hereof and include any agreement supplemental hereto. Save as expressly provided herein, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3   Extended Meanings

      Words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders. The term "including" means "including without limitation".

1.4   References to the Administrative Agent and Lenders

      Any reference in this Agreement to the Administrative Agent and any Lender shall be construed so as to include its successors and permitted transferees or assigns hereunder in accordance with its respective interests.

1.5   Accounting Terms and Practices

      Unless otherwise provided herein, all accounting terms referred to herein shall be construed in accordance with Canadian GAAP as established from time to time by the Canadian Institute of Chartered Accountants and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles, consistently applied except for the absence of footnotes in unaudited statements.

1.6   Non-Banking Days

      Whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Banking Day, such payment shall be made or such action shall be taken on the next succeeding Banking Day and, in the case of the payment of any monetary amount, the extension of time shall be included for the purposes of computation of interest or fees thereon.

1.7   References to Time of Day

      Except as otherwise specified herein, a time of day shall be construed as a reference to Toronto, Canada time.

1.8   Severability

      In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

1.9   Currency

      All monetary amounts in this Agreement refer to Canadian Dollars unless otherwise specified.

1.10  References to Statutes

      Except as otherwise provided herein, any reference in this Agreement to a statute shall be construed to be a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.11  References to Agreements

      Except as otherwise provided herein, any reference herein to this Agreement or any other agreement or document shall be construed to be a reference to this Agreement or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

1.12  Consents and Approvals

      Whenever the consent or approval of a party hereto is required in a particular circumstance, unless otherwise expressly provided for therein, such consent or approval shall not be unreasonably withheld or delayed by such party.

1.13  Schedules

      The following are the Schedules attached hereto and incorporated by reference and deemed to be part hereof:

      Schedule A     -     Borrowing Base Certificate
      Schedule B     -     Drawdown Notice
      Schedule C     -     Conversion Notice
      Schedule D     -     Rollover Notice
      Schedule E     -     [Intentionally deleted]
      Schedule F     -     Permitted Encumbrances
      Schedule G     -     Litigation
      Schedule H     -     Non-Compliance Matters
      Schedule I     -     Subsidiaries
      Schedule J     -     Transfer Agreement
      Schedule K     -     Committed Amounts
      Schedule L     -     Financial Forecast

                                   Article 2
                                  THE FACILITY

2.1   The Facility

      Upon the terms and subject to the conditions hereof, each of the Lenders hereby severally agrees to make the Facility available to the Borrower up to the maximum amount of its Participation. For greater certainty, any amounts outstanding under the Existing Credit Agreement on the Closing Date shall be deemed to be and the parties hereto confirm that such amounts are outstanding hereunder. The failure of any Lender to make an Advance required to be made available hereunder by it shall not relieve any other Lender of its obligations hereunder; provided that the obligations of each Lender hereunder with respect to its Participation are several and no Lender shall be responsible for any other Lender's failure to make Advances as required hereunder.

2.2   Purpose

      The Facility is being made available to the Borrower by the Lenders to finance the Borrower's working capital requirements and general corporate purposes.

2.3   Availability

      (a) The Facility shall be available by way of Drawdown of an Advance by the Borrower in a minimum amount of Cdn. $1,000,000 (or such lesser amount as may from time to time be agreed to by the Lenders at their sole discretion) and integral multiples of Cdn. $100,000 in excess thereof (or, if not such a multiple, the then remaining Available Amount), at the option of the Borrower, by way of Prime Rate Advance or Bankers' Acceptance Advance or the issue of a Letter of Credit or in a minimum amount of Cdn. $1,000,000 and integral multiples of Cdn. $100,000 in excess thereof (or, if not such a multiple, the then remaining Available Amount) (a minimum amount of Cdn. $10,000 in the case of Letters of Credit denominated in Canadian Dollars) or, at the option of the Borrower, by way of Libor Advance or U.S. Base Rate Advance or the issue of a Letter of Credit in a minimum amount of U.S. $1,000,000 and integral multiples of U.S. $100,000 in excess thereof (or, if not such a multiple, the then remaining Available Amount) (a minimum amount of U.S. $10,000 in the case of Letters of Credit denominated in U.S. Dollars), or any combination thereof by irrevocable Drawdown Notice given to the Administrative Agent not later than (i) 10:00 a.m. on the Banking Day prior to the Drawdown Date in the case of a Prime Rate Advance or a Bankers' Acceptance Advance in an amount not exceeding Cdn. $10,000,000 or a U.S. Base Rate Advance or issue of a Letter of Credit in an amount not exceeding U.S. $10,000,000; (ii) 10:00 a.m. on the second Banking Day prior to the Drawdown Date in the case of a Prime Rate Advance or a Bankers' Acceptance Advance in an amount exceeding Cdn. $10,000,000 or a U.S. Base Rate Advance in an amount exceeding U.S. $10,000,000; or (iii) 10:00 a.m. on the third Banking Day prior to the relevant Drawdown Date in the case of a Libor Advance. Subject to the terms and conditions contained herein, the Borrower shall have the right and option to determine in which of these forms the Facility shall be utilized from time to time and the Borrower shall have the right to convert the manner in which the Facility is utilized from one form to another as it sees fit, subject to Section 2.14.

      (b) The Borrower may not make a Drawdown under the Facility if, as a result of such Drawdown, the aggregate of (i) the aggregate principal amount outstanding under the Facility and (ii) the maximum amount payable under all outstanding Letters of Credit, in each case expressed in Canadian Dollars (based on the Equivalent Amount of any obligations in U.S. Dollars), would exceed the Available Amount. The Lenders shall have no obligation to make any Advance or issue any Letters of Credit hereunder at any time after demand has been made pursuant to Section 11.2 hereof or at any time that the Borrower or any of the Guarantors has failed to observe or perform any of its covenants or obligations hereunder or under any of the Security Documents and such default is continuing, regardless of whether the Administrative Agent or the Lenders have made demand pursuant to Section 11.2 hereof.

      (c) All or any portion of the amount outstanding under the Facility may be repaid and reborrowed from time to time. The Facility shall terminate on the Maturity Date.

      (d) Notwithstanding Section 2.3(a), the Borrower may, by delivering a Drawdown Notice to the Administrative Agent not later than 10:00 a.m. on any Drawdown Date, make a Drawdown on such Drawdown Date by way of a Prime Rate Advance in an amount not exceeding Cdn. $2,000,000 or by way of a U.S. Base Rate Advance in an amount not exceeding U.S. $2,000,000.

2.4   Making of an Advance

      If the Borrower delivers a Drawdown Notice in accordance with Section 2.3, the Administrative Agent shall promptly notify each Lender in writing of the amount of the Advance and such Lender's portion thereof and, if on the proposed Drawdown Date the amount of such Advance is equal to or less than the Available Amount, then:

      (i) each Lender shall, not later than 11:00 a.m. on the Drawdown Date, make, or procure to be made, its portion of the Advance available to the Administrative Agent; and

      (ii) the Agent shall, not later than 4:00 p.m. on the Drawdown Date, make such Advance available to the Borrower.

2.5   Participation of Each Lender

      (a) The amount of the Participation of each Lender in any Advance or issue of Bankers' Acceptances shall be determined by the Administrative Agent by reference, subject to the Administrative Agent's authority pursuant to Section 2.5(b), to each such Lender's Participation, as such Participation shall be immediately prior to the making of the Advance or the issue of the Bankers' Acceptances.

      (b) The Administrative Agent is authorized by the Borrower and each Lender to allocate amongst the Lenders the Bankers' Acceptances to be issued and purchased in such manner and amounts as the Agent may, in its sole and unfettered discretion acting reasonably, consider necessary, rounding up or down, so as to ensure that no Lender is required to accept and purchase a Bankers' Acceptance for a fraction of Cdn. $100,000, and in such event, the
Lenders' respective Participations in any such Bankers' Acceptances and repayments thereof shall be altered accordingly. Further, the Administrative Agent is authorized by the Borrower and each Lender to cause one or more
Lenders' Commitment to be exceeded by not more than Cdn. $100,000 each as a result of such allocations provided that the principal amount of Advances and Bankers' Acceptances outstanding shall not thereby exceed the aggregate Committed Amount.

2.6   Repayment of the Facility

      (a) Provided that the Facility is not prepaid or accelerated in accordance with Article 11, the Borrower shall repay the principal amount of all Advances outstanding under the Facility, together with accrued and unpaid interest thereon, on the Maturity Date.

      (b) In the event that the sum of (i) the aggregate principal amount of Prime Rate Advances, (ii) the Face Amount of Bankers' Acceptances, (iii) the maximum amount which may be drawn in Canadian Dollars and the Equivalent Amount in Canadian Dollars of the maximum amount which may be drawn in U.S. Dollars under Letters of Credit which have been issued and are outstanding, (iv) the Equivalent Amount in Canadian Dollars of the aggregate principal amount of Libor Advances, and (v) the Equivalent Amount in Canadian Dollars of the aggregate principal amount of U.S. Base Rate Advances, in each case outstanding under the Facility (such amount being referred to in this Section 2.6 as the "Outstanding Amount"), exceeds the amount allowed pursuant to
Section 2.3(b) for any reason whatsoever (including changes in the Canadian Dollar/U.S. Dollar exchange rate), then any Lender may, by notice to the Borrower, require the Borrower to repay, within two Banking Days of receipt of such notice, that portion of the Outstanding Amount which is in excess of the maximum amount allowed pursuant to Section 2.3(b) determined on the date of such notice; provided, however, that if the Outstanding Amount exceeds the Available Amount solely because of changes in the Canadian Dollar/U.S. Dollar exchange rate (and does not exceed the amount of the Borrowing Base), then unless the amount by which the Outstanding Amount exceeds the Available Amount is greater than Cdn. $750,000, the Borrower shall not be obliged to make a repayment hereunder until the next following Interest Date, Drawdown Date, date of Rollover or date of Conversion (whichever is the first to occur following receipt of such notice) and provided further that if such repayment would result in the repayment of a Bankers' Acceptance Advance prior to its maturity date or the repayment of a Libor Advance prior to the last day of its Interest Period, the Borrower may, at its option and in lieu of repayment of such Advances, deposit with the Administrative Agent cash collateral in an amount equal to the required repayment amount to be held by the Administrative Agent as repayment of a Bankers' Acceptance Advance on its maturity date or repayment of a Libor Advance on the last day of its then current Interest Period, as the case may be. Notwithstanding the foregoing, in the event that the Outstanding Amount exceeds the amount allowed pursuant to Section 2.3(b) because of a decrease in the amount of the Borrowing Base, the Borrower shall repay, concurrently with delivery of the Borrowing Base Certificate pursuant to Section 8.1(a)(iv), that portion of the Outstanding Amount which is in excess of the maximum amount pursuant to Section 2.3(b) determined on the date of delivery of such Borrowing Base Certificate without any requirement for notice of a required payment to be given by the Administrative Agent or any Lender to the Borrower.

      (c) Without limiting the obligations of the Borrower under Section 2.3(b), the Borrower may, upon giving the Administrative Agent three Banking Days' prior written notice, repay any outstanding Advances, provided further, however, that repayment of Libor Advances shall be subject to the provisions of Section 2.11. All repayments of the Facility by the Borrower, other than repayments pursuant to paragraphs (a) and (b) of this Section 2.6, shall be in a minimum amount of Cdn. $100,000 or the Equivalent Amount in U.S. Dollars and amounts in excess thereof in integral multiples of Cdn. $100,000 (or, if less, the remaining amount of the relevant Advance) and shall be made to the Administrative Agent for the ratable account of the Lenders. Repayments of any Advance outstanding under the Facility shall be made in the currency in which such Advance is denominated.

      (d) If the Required Lenders, at any time, become concerned with the payment of Priority Claims by the Borrower or any of the Guarantors, the Administrative Agent may, at the direction of the Required Lenders but otherwise in its absolute sole discretion, reduce the Borrowing Base by the Priority Claims. Priority Claims from time to time shall be deducted from the Borrowing Base for the purpose of determining the Available Amount until the Required Lenders otherwise direct.

2.7   Cancellation or Reduction of the Facility

      (a) The Borrower may at any time, upon giving at least three Banking Days' prior notice to the Administrative Agent, cancel in full or, from time to time, cancel in part any undrawn portion of the Facility and reduce the Committed Amount of the Facility accordingly; provided, however, that any such reduction shall be in minimum amounts of Cdn. $1,000,000 and integral multiples of Cdn. $100,000 in excess thereof. Any such cancellation shall permanently reduce the Facility and may not be reinstated. In the event that the Facility is reduced to zero or cancelled and no other indebtedness or liabilities (including indemnity obligations) of the Borrower are owing to the Administrative Agent or the Lenders hereunder, the Administrative Agent and the Lenders shall, at the sole expense of the Borrower, agree to terminate this Agreement with the exception of those provisions of the Agreement which survive the termination of the Agreement.

      (b) In the event that the Borrower's EBITDA (determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement and measured as at the last day of each fiscal quarter of the Borrower for such fiscal quarter then ending, commencing with the first such quarter to end following the date of this Agreement and, to the extent that any assets or liabilities of Endurance Trust are included in the consolidated financial statements of the Borrower, calculated without reference to the assets and liabilities of Endurance Trust) for a fiscal quarter is less than 80% of the projected EBITDA in the Financial Forecast attached hereto as Schedule L, the Committed Amount shall be temporarily reduced to Cdn. $20,000,000, or the Equivalent Amount in U.S. Dollars if such amount is less than the actual Committed Amount hereunder. Notwithstanding the foregoing, if the Borrower's EBITDA in any subsequent fiscal quarter is equal to or greater than 80% of the projected EBITDA in the Financial Forecast attached hereto as Schedule L, the Committed Amount shall be equal to the lesser of (i) the actual Committed Amount, subject to any subsequent reduction pursuant to Section 2.7(a) above, prior to the temporary reduction of the Committed Amount provided under this
Section 2.7(b); and (ii) Cdn. $30,000,000, or the Equivalent Amount in U.S. Dollars.

2.8   Application of Repayments

      (a) Except as otherwise indicated herein, all payments made to the Administrative Agent by or for the Borrower for the account of the Lenders in connection herewith shall be distributed the same day by the Administrative Agent, in accordance with its normal practice, in funds having same day value among the Lenders to the accounts last designated in writing by such Lenders respectively to the Administrative Agent pro rata in accordance with their respective Participations. Amounts so distributed shall be applied by the Lenders as follows:

            (i)   to amounts due hereunder in respect of Bankers' Acceptances;

            (ii) to amounts (other than principal or interest) due under any Loan Document in respect of fees, expenses and other amounts;

            (iii) to  amounts  due  hereunder  in  respect  of  interest  on any outstanding Advances; and

            (iv)  to the principal amount of any outstanding Advances.

Further, payments of interest or principal received by the Lenders shall be applied against Advances in order of:

            (v) in the case of Prime Rate Advances or U.S. Base Rate Advances, their respective Drawdown Dates or dates of Conversion, as the case may be, commencing with the earlier or earliest thereof;

            (vi) in the case of Libor Advances, the day following the last day of their respective Interest Periods, commencing with the earlier or earliest thereof; and

            (vii) in the case of Bankers' Acceptances, their respective maturity dates, commencing with the earlier or earliest thereof.

Payments received by the Administrative Agent on the Maturity Date of Bankers' Acceptances shall be distributed pro rata among the Lenders based on their Participation in each Bankers' Acceptance. Payments received by the Administrative Agent on account of the Principal Amount of Bankers' Acceptances which are maturing or which have previously matured, whether pursuant to enforcement of remedies or otherwise, shall also be so distributed.

      (b) Where a sum is to be paid hereunder by the Borrower or any Lender to the Administrative Agent for the account of another party hereto, the Administrative Agent shall not be obliged to make the same available to that other party hereto, whether such party is the Borrower or a Lender, until it has been able to establish that it has actually received such sum, but if it does pay out a sum and it proves to be the case that it had not actually received the sum it paid out, then the party hereto to whom such sum was so made available, whether such party is the Borrower or a Lender, shall on request ensure that the amount so made available is refunded to the Administrative Agent, and shall on demand indemnify the Administrative Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum; provided that nothing in this Section 2.8(b) shall limit any rights or remedies that the Borrower may otherwise have against a defaulting Lender or the rights and remedies that a Lender may otherwise have against the Borrower or a defaulting Lender.

2.9   Interest on Prime Rate Advances

      Interest on each Prime Rate Advance shall accrue at a rate per annum equal to the Applicable Margin plus the Prime Rate in effect from time to time during the period of time that the Prime Rate Advance is outstanding. Such interest shall be payable in Canadian Dollars monthly in arrears on the Interest Date of each calendar month commencing with the Interest Date occurring in the calendar month following the initial Drawdown Date for the period from and including the Drawdown Date for such Advance (or, if applicable, the date on which such Advance was converted into a Prime Rate Advance) or the preceding Interest Date for such Prime Rate Advance, as the case may be, to and including the day preceding such Interest Date and shall be calculated on the principal amount of the Prime Rate Advance outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 or 366 days, in the case of an Interest Date occurring in a leap year. Changes in the Prime Rate shall cause an automatic and immediate adjustment of the interest rate payable on Prime Rate Advances without the necessity of any notice to the Borrower.

2.10  Interest on U.S. Base Rate Advances

      Interest on each U.S. Base Rate Advance shall accrue at a rate per annum equal to the Applicable Margin plus the Base Rate in effect from time to time during the period of time that the U.S. Base Rate Advance is outstanding. Such interest shall be payable in U.S. Dollars monthly in arrears on the Interest Date of each calendar month commencing with the Interest Date occurring in the calendar month following the initial Drawdown Date for the period from and including the Drawdown Date for such Advance (or, if applicable, the date on which such Advance was converted into a U.S. Base Rate Advance) or the preceding Interest Date for such U.S. Base Rate Advance, as the case may be, to and including the day preceding such Interest Date and shall be calculated on the principal amount of the U.S. Base Rate Advance outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 or 366 days, in the case of an Interest Date occurring in a leap year. Changes in the U.S. Base Rate shall cause an automatic and immediate adjustment of the interest rate payable on U.S. Base Rate Advances without the necessity of any notice to the Borrower.

2.11  Libor Advances

      (a) Libor Advances shall be available in U.S. Dollars in a minimum principal amount of U.S. $1,000,000 and integral multiples of U.S. $100,000 in excess thereof. The Drawdown Notice and each Conversion Notice or Rollover shall specify the applicable Interest Period for the Libor Advance. The duration of each such Interest Period shall be for periods of approximately one, two, three or six months (or such other period as may be agreed to by the Required
Lenders), as the Borrower may select in the applicable Drawdown Notice, Conversion Notice or Rollover Notice. No Libor Advance may have an Interest Period ending after the Maturity Date. If any Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day falls in the next calendar month, in which case such Interest Period shall be shortened to end on the immediately preceding Banking Day.

      (b) If a Lender determines that deposits of the necessary amount for the relevant Interest Period are not available in the London interbank market or if for any other reason a Lender, acting reasonably, is unable to determine the applicable Libor Rate, then the relevant Libor Advance will not be made to the
Borrower,   such  Lender   shall  notify  the   Administrative

Agent and the Administrative Agent will notify the Borrower of such event forthwith and will discuss with the Borrower the particular circumstances and implications of such event. In the event that such determination is made by a Lender in the case of a proposed Rollover of an existing Libor Advance or a proposed Conversion of a U.S. Base Rate Advance into a Libor Advance, the proposed Libor Advance will automatically be deemed to be a U.S. Base Rate Advance.

      (c) Interest on any Libor Advance shall be calculated at a rate per annum equal to the Libor Rate plus the Applicable Margin, shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed (including the first day of each Interest Period but excluding the last day thereof) and divided by 360. Interest on any Libor Advance shall be payable in U.S. Dollars in arrears on the last day of the Interest Period relating thereto; provided, however, that if the Interest Period is for a term of more than three months, interest shall be payable on the last day of the first three-month period and on the last day of each three-month period thereafter, as well as on the last day of the Interest Period (each such payment date being the "Libor Interest Payment Date").

      (d) If a Libor Advance is neither repaid on the last day of an Interest Period nor converted into another type of Advance on such date pursuant to
Section 2.14, and if the Administrative Agent has not received a Rollover Notice or a Conversion Notice specifying the term of the next Interest Period for such Libor Advance on or before 10:00 a.m. on the third Banking Day prior to the last day of the then current Interest Period, then the outstanding Libor Advance shall be deemed to be converted, by way of Conversion on the last day of the then current Interest Period, to a U.S. Base Rate Advance.

      (e) Except as otherwise provided herein, Libor Advances shall not be repaid, prepaid or converted into another type of Advance except on the last day of any Interest Period relating thereto unless the Borrower pays to the Administrative Agent for the account of a Lender any amounts which may be payable under Section 13.2.

2.12  Method and Place of Payment

      All payments of principal, interest and fees hereunder shall be made for value at or before 12:00 noon on the day such amount is due by deposit or transfer thereof to an account of the Borrower maintained at the principal office of the Administrative Agent in Toronto or such other place as the Borrower and the Administrative Agent may from time to time agree. Payments received after such time shall be deemed to have been made on the next following Banking Day. Each payment to be made by the Borrower under this Agreement shall be made without deduction, set-off or counterclaim. Repayments of any Advance and payments of interest on any Advance shall be made in the currency in which such Advance is denominated. The Borrower hereby irrevocably authorizes and directs the Administrative Agent to deduct and set-off from such account all amounts due to the Administrative Agent from time to time hereunder.

2.13  Commitment Fees

      The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders a commitment fee calculated monthly for the period commencing on the Closing Date and ending on the Maturity Date at the rate per annum specified below in this Section 2.13 on the average daily undrawn Committed Amount of the Facility, determined on the basis of the number of days elapsed in a year of 365 days or 366 days in the case of a period ending in a leap year. Such commitment fee shall accrue daily and be due and payable monthly, in arrears, on the first Banking Date of each calendar month. The applicable rate per annum for the commitment fee shall be as follows:

      (i) if the daily average outstanding principal amount of Advances under the Facility for any month is less than or equal to 33.3% of the Committed Amount of the Facility, then 0.70%;

      (ii) if the daily average outstanding principal amount of Advances under the Facility for any month is greater than 33.3% but less than or equal to 66.7% of the Committed Amount of the Facility, then 0.60%; and

      (iii) if the daily average outstanding principal amount of Advances under the Facility for any month is greater than 66.7% of the Committed Amount of the Facility, then 0.50%.

2.14  Conversion Options

      Subject  to  the   provisions  of  this  Agreement   (including,   without
limitation, Sections 2.11 and 4.7), the Borrower may convert any type of Advance outstanding under the Facility into another type of Advance as follows:

      (i) provided that no Event of Default has occurred and is continuing, a Prime Rate Advance or a portion thereof into a Bankers' Acceptance Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. on the Banking Day prior to the date of the proposed Conversion;

      (ii) the Face Amount of a Bankers' Acceptance or a portion thereof into a Prime Rate Advance on the maturity date of the Bankers' Acceptance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. on the Banking Day prior to the date of the proposed Conversion;

      (iii) provided that no Event of Default has occurred and is continuing, a U.S. Base Rate Advance or a portion thereof into a Libor Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. three Banking Days prior to the date of the proposed Conversion;

      (iv) a Libor Advance or a portion thereof into a U.S. Base Rate Advance on the last day of the Interest Period of the relevant Libor Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. on the Banking Day prior to the date of the proposed Conversion;

      (v) a Prime Rate Advance or a portion thereof into a U.S. Base Rate Advance in the Equivalent Amount by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. on the Banking Day prior to the date of the proposed Conversion;

      (vi) provided that no Event of Default has occurred and is continuing, a Prime Rate Advance or a portion thereof into a Libor Advance in the Equivalent Amount by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. three Banking Days prior to the date of the proposed Conversion;

      (vii) the Face Amount of a Bankers' Acceptance or a portion thereof into a U.S. Base Rate Advance in the Equivalent Amount on the maturity date of the Bankers' Acceptance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. on the Banking Day prior to the date of the proposed Conversion;

      (viii)provided that no Event of Default has occurred and is continuing, the Face Amount of a Bankers' Acceptance or a portion thereof into a Libor Advance in the Equivalent Amount on the maturity date of the Bankers' Acceptance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. three Banking Days prior to the date of the proposed Conversion;

      (ix) a U.S. Base Rate Advance or a portion thereof into a Prime Rate Advance in the Equivalent Amount by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. on the Banking Day prior to the date of the proposed Conversion;

      (x) provided no Event of Default has occurred and is continuing, a U.S. Base Rate Advance or a portion thereof into a Bankers' Acceptance Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. on the Banking Day prior to the date of the proposed Conversion;

      (xi) a Libor Advance or a portion thereof into a Prime Rate Advance in the Equivalent Amount on the last day of the Interest Period of the relevant Libor Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. on the Banking Day prior to the date of the proposed Conversion; and

      (xii) provided no Event of Default has occurred and is continuing, a Libor Advance or a portion thereof into a Bankers' Acceptance Advance in the Equivalent Amount on the last day of the Interest Period of the relevant

            Libor Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. on the Banking Day prior to the date of the proposed Conversion.

Notwithstanding the foregoing, if a Default has occurred and is continuing, a Conversion pursuant to clause (i), (iii), (vi), (viii), (x) or (xii) and conversions into a different currency of Advance will be permitted only in the discretion of the Required Lenders. For purposes of Conversions of Advances from Canadian Dollars into U.S. Dollars or from U.S. Dollars into Canadian Dollars, the Equivalent Amount shall be the Equivalent Amount on the date of the Conversion. For greater certainty, Conversions of Advances into the Equivalent Amount in a different currency are permitted notwithstanding that such Equivalent Amount may not be in amounts required in connection with a Drawdown of an Advance in such currency.

      2.15  Execution of Notices

      Each Drawdown Notice, Conversion Notice, Rollover Notice and notice of repayment, prepayment or cancellation and, unless otherwise provided herein, all other notices, requests, demands or other communications to be given to the Administrative Agent by the Borrower hereunder shall be executed by any one officer or director of the Borrower.

      2.16  Evidence of Indebtedness

      (a) The Administrative Agent shall open and maintain in accordance with its usual practice books of account evidencing all Advances and all other amounts owing by the Borrower to the Administrative Agent and the Lenders hereunder. The Administrative Agent shall enter in the foregoing accounts details of every Drawdown Date, date of Rollover or date of Conversion in respect of each Advance and of all amounts from time to time owing or paid by the Borrower to the Administrative Agent, and the amounts of principal, interest and fees payable from time to time hereunder. The information entered in the foregoing accounts shall constitute, in the absence of manifest error, prima facie evidence of the obligations of the Borrower to the Administrative Agent and the Lenders hereunder, the date each Lender made each Advance available to the Borrower and the amounts the Borrower has paid from time to time on account of the principal of, interest on and fees related to the Advances.

      (b) Each Lender shall open and maintain in accordance with its usual practice books of account evidencing all Advances and all other amounts owing by the Borrower to such Lender hereunder. Such Lender shall enter in the foregoing accounts details of every Drawdown Date, date of Rollover or date of Conversion in respect of each Advance by such Lender hereunder and of all amounts from time to time owing or paid by the Borrower to such Lender, and the amounts of principal, interest and fees payable to such Lender from time to time hereunder. The information entered in the foregoing accounts shall constitute, in the absence of manifest error, prima facie evidence of the obligations of the Borrower to the Lender hereunder, the date such Lender made each Advance available to the Borrower and the amounts the Borrower has paid from time to time on account of the principal of, interest on and fees related to the Advances made by such Lender hereunder. These accounts shall constitute (in the absence of manifest error or of contradictory entries in the accounts of the Administrative Agent referred to in Section 2.16(a)) prima facie evidence of their content against the Borrower and the Guarantors.

2.17  Interest on Unpaid Costs and Expenses

      Unless the payment of interest is otherwise specifically provided for herein, where the Borrower fails to pay any amount required to be paid by the Borrower hereunder when due, having received notice that such amount is due, the Borrower shall pay interest on such unpaid amount, including overdue interest from the time such amount is due until paid at an annual rate equal to the sum of (i) 1%, plus (ii) the Applicable Margin, plus (iii) the Prime Rate, in the case of amounts payable in Canadian Dollars, and the U.S. Base Rate, in the case of amounts payable in U.S. Dollars. Such interest shall be determined daily, compounded monthly in arrears on the last Banking Day of each calendar month in each year and payable on demand.

2.18  Criminal Rate of Interest

      Notwithstanding the foregoing provisions of this Article 2, the Borrower shall in no event be obliged to make any payments of interest or other amounts payable to the Administrative Agent or any Lender hereunder in excess of an amount or rate which would be prohibited by law or would result in the receipt by the Administrative Agent or any Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

2.19  Compliance with the Interest Act (Canada)

      For the purposes of this Agreement, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis of such determination.

2.20  Nominal Rate of Interest

      The parties acknowledge and agree that all calculations of interest under this Agreement are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

                                   Article 3
                                LETTERS OF CREDIT

3.1   Term and Availability

      Upon the terms and subject to the conditions hereof, BMO shall, at the request of the Borrower, issue as Advances under the Facility irrevocable Letters of Credit in BMO's usual form and expiring no later than the Maturity Date and having a Face Amount which, together with the aggregate undrawn Face Amount of all outstanding Letters of Credit, would not exceed Cdn. $10,000,000 (or its Equivalent Amount in U.S. Dollars). The Borrower may request Letters of Credit to be denominated in Canadian Dollars or in U.S. Dollars. Each Lender severally agrees to participate in Letters of Credit issued for the account of the Borrower in accordance with the terms of this Agreement. Accordingly, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from BMO a participation in any Letter of Credit outstanding on the Closing Date which was issued by BMO pursuant to the provisions of the Existing Credit Agreement or issued at any time following the Closing Date in accordance with the terms of this Agreement in an amount equal to such Lender's Participation, multiplied by the amount of such Letter of Credit. Each Lender hereby severally agrees to indemnify and hold harmless BMO with respect to any loss, cost, expense, damages or claim asserted by any Person against BMO as a result of the issuance by BMO of any such Letter of Credit and agrees to reimburse BMO on a pro rata basis with the other Lenders for any amounts paid by BMO under any such Letter of Credit and to make funds available to the Administrative Agent for the account of BMO in accordance with Section 2.4(i). Each Lender's obligation to make Advances to reimburse BMO for amounts drawn under such Letters of Credit, as contemplated by this Section 3.1, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defence or other right which such Lender may have against BMO, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse BMO for the amount of any payment made by BMO under any such Letter of Credit, together with interest as provided herein.

3.2   Reimbursement

      In the event that BMO is called upon by a beneficiary to honour a Letter of Credit, BMO shall forthwith give notice thereof to the Borrower and the Administrative Agent. Unless the Borrower has made other arrangements with BMO with respect to payment to BMO of an amount sufficient to permit BMO to discharge its obligations under the Letter of Credit plus that amount equal to any and all charges and expenses which BMO may pay or incur relative to such Letter of Credit, any such payment so payable shall be deemed to be a Drawdown in accordance with Sections 2.3 and 2.4 of a Prime Rate Advance if payment under such Letter of Credit was made in Canadian Dollars and shall be deemed to be a Drawdown of a U.S. Base Rate Advance if payment under such Letter of Credit was made in U.S. Dollars; provided that the provisions of Section 2.3(a) regarding Drawdown Notice, the provisions of Section 6.2 regarding conditions for subsequent Drawdowns and the provisions of Section 11.2 relieving the Lenders of the obligation to make further Advances shall not apply to such Advances. Such drawdown shall be deemed to be made on a pro rata basis by all of the Lenders. In the event that any amount so payable by BMO exceeds the amount available to be drawn down by the Borrower under the Facility in accordance with the provisions of Section 2.3(b), then BMO shall so notify the Borrower and the Administrative Agent and forthwith upon receipt of such notice, the Borrower shall provide to BMO an amount equal to such excess amount and any amount so payable shall be deemed to be a Prime Rate Advance (if such excess amount is in Canadian Dollars) or a U.S. Base Rate Advance (if such excess amount is in U.S. Dollars), payable on demand.

3.3   Indemnity for Costs

      The Borrower shall indemnify BMO and the other Lenders against any and all actions, proceedings, costs, damages, expenses, taxes (other than taxes on overall net income, assets or capital), claims and demands which BMO may incur or sustain by reason of or arising in any way whatsoever in connection with the operating, establishing or paying of the amounts payable under each Letter of Credit or arising in connection with any amounts payable by BMO and the other Lenders thereunder save and except for amounts which have resulted from the gross negligence or the wilful misconduct of BMO.

3.4   Fees

      (a) At the time of issue of a Letter of Credit following syndication of the Facility by BMO, the Borrower shall pay to BMO, for its own account, a fronting fee of 0.125% calculated on the Face Amount of the Letter of Credit on the basis of the actual number of days in the year for the period from the date of issue of such Letter of Credit to the expiry date thereof.

      (b) The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders an issuance fee on each Letter of Credit equal to the Applicable Margin for Bankers' Acceptance Advances calculated on the undrawn portion of the Face Amount of the Letter of Credit on the basis of the actual number of days in the year for the period from the date of issue thereof to the expiry date thereof. Such fee shall be paid quarterly in advance commencing on the date of issuance of each Letter of Credit and thereafter on the quarterly anniversary of the date of issuance.

      (c) The Borrower shall pay to BMO for its own account an amendment fee in respect of each amendment to any Letter of Credit in such manner as is customary for BMO to charge its customers at the time of request for such amendment.

                                   Article 4
                 BANKERS' ACCEPTANCES AND BA EQUIVALENT ADVANCES

4.1   Form of Bankers' Acceptance Advance and Interest

      Bankers' Acceptance Advances shall be available to the Borrower under the Facility by way of Drawdown or Rollover or Conversion by the Borrower delivering to the

Administrative Agent a Drawdown Notice or Rollover Notice or Conversion Notice, as the case may be. To facilitate the procedures contemplated herein, the Borrower hereby irrevocably appoints each of the Lenders as attorney-in-fact of the Borrower to execute, endorse and deliver on behalf of the Borrower, drafts in the form prescribed by it for Bankers' Acceptances denominated in Canadian Dollars. Each Bankers' Acceptance executed and delivered by a Lender on behalf of the Borrower as provided herein shall be binding upon the Borrower as if it had been executed and delivered by a duly authorized officer or officers of the Borrower. The dates, maturity dates and principal amounts of all drafts shall be completed by the Lenders as required hereby.

4.2   Minimum Amount

      The  aggregate  of the Face  Amounts  of any drafts  presented  under this
Article 4 for any Drawdown or Conversion shall be not less than Cdn. $1,000,000 and integral multiples of Cdn. $100,000 in excess thereof. The minimum Face Amount of any draft shall be Cdn. $100,000 or any integral multiple thereof.

4.3   Term and Interest Periods

      The term of any Bankers' Acceptance shall be specified in the draft and in the Drawdown Notice or Rollover Notice or Conversion Notice and the term of any Bankers' Acceptance shall be for periods of approximately 30, 60, 90 or 180 days, unless otherwise agreed to by the Lenders. The term of each Bankers' Acceptance shall mature on a Banking Day. The Borrower shall ensure that no Bankers' Acceptance issued hereunder shall have a maturity date after the Maturity Date.

4.4   Purchase of Drafts, Acceptance Fee and Interest

      Each Drawdown of a Bankers' Acceptance Advance shall be made pursuant to a Drawdown Notice, Conversion Notice or Rollover Notice given by the Borrower to the Administrative Agent not later than 10:00 a.m. one Banking Day prior to the applicable Drawdown Date, or date of Conversion or Rollover; provided, however, that in the case of a Drawdown of a Bankers' Acceptance Advance in a Face Amount in excess of Cdn. $10,000,000, the Drawdown Notice shall be given by the Borrower to the Administrative Agent not later than 10:00 a.m. two Banking Days prior to the applicable Drawdown Date. Each Drawdown Notice or Rollover Notice or Conversion Notice shall be irrevocable and binding on the Borrower and shall specify the Drawdown Date or date of Rollover, the sum of the aggregate Face Amount of the Bankers' Acceptances to be purchased and the maturity date for such drafts. Not later than 12 noon on the applicable Drawdown Date or date of Conversion or Rollover, the Lenders shall complete one or more drafts in accordance with the Drawdown Notice, Conversion Notice or Rollover Notice and the Lenders accept such drafts and purchase the Bankers' Acceptances thereby created for the BA Purchase Price. Bankers' Acceptances purchased by a Lender hereunder may be held by it for its own account until the maturity date or sold by it at any time prior thereto in any relevant market therefor, in the Lender's sole discretion.

4.5   Payment on Maturity

      The Borrower shall pay to the Administrative Agent for the account of the Lenders on the maturity of a Bankers' Acceptance an amount equal to the Face Amount of such maturing Bankers' Acceptance; provided that the Borrower may, at its option, so reimburse the Lenders, in whole or in part, by delivering to the Administrative Agent no later than 10:00 a.m. one Banking Day prior to the maturity date of a maturing Bankers' Acceptance, a Rollover Notice specifying the term of the Bankers' Acceptances and presenting drafts to the Lenders for acceptance and purchase having, in the case of reimbursement in whole by replacement Bankers' Acceptances, an aggregate Face Amount equal to the Face Amount of the maturing Bankers' Acceptances. In the event that the Borrower fails to deliver a Rollover Notice and fails to make payment to the Administrative Agent in respect of the maturing Bankers' Acceptances, the Face Amount of the maturing Bankers' Acceptances shall be deemed to be converted to a Prime Rate Advance on the relevant maturity date. The Borrower shall pay to the Administrative Agent for the account of the Lenders on the maturity date of the maturing Bankers' Acceptance the difference between the Face Amount of the maturing Bankers' Acceptance and the BA Purchase Price for such replacement Bankers' Acceptances.

4.6   Waiver of Days of Grace

      The Borrower renounces and shall not claim any days of grace for the payment of any Bankers' Acceptance.

4.7   No Market

      If a Lender determines in good faith, by reason of circumstances affecting the Canadian money market, which determination shall be final, conclusive and binding upon the Borrower, that there is no market for Bankers' Acceptances, such Lender shall notify the Administrative Agent. The Administrative Agent shall then notify the Borrower that there is no market for Bankers' Acceptances, and the right of the Borrower to request the Bankers' Acceptance Advances shall be suspended until such Lender, acting reasonably, determines that the circumstances causing such suspension no longer exist and the Administrative Agent so notifies the Borrower and any notice of drawing of a Bankers' Acceptance Advance which is outstanding shall be cancelled and the drawing requested therein shall, at the option of the Borrower, either not be made or be made as a Prime Rate Advance. The Administrative Agent shall promptly notify the Borrower of the suspension of the Borrower's right to request a Bankers' Acceptance Advance and of the termination of any such suspension.

                                   Article 5
                   CHANGE OF CIRCUMSTANCES AND INDEMNIFICATION

5.1   Increased Costs

      In the event of (i) any Applicable Law coming into force after the date hereof or (ii) any change in any existing Applicable Law, or in the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof or (iii) compliance by a Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or other authority or entity charged with the administration of any Applicable Law (each such event being hereinafter referred to as a "change in law") which now or hereafter:

      (a) subjects (whether directly, or as a result of any withholding or deduction by the Borrower) a Lender to any Tax or changes the basis of taxation, or increases any existing Tax (in each case, except for the coming into force of any tax or change in the basis of taxation or manner of collection of any tax in respect of or the change in the rate of Tax charged on income or capital of a Lender as a whole and including any Other Tax that is payable by a Lender on, or required by Applicable Law to be withheld by the Borrower from, any Additional Compensation, as hereinafter defined), on payments of principal, interest or other amounts payable by the Borrower to the Administrative Agent for the account of such Lender hereunder or on or by reference to the amount of any Advances made or to be made by such Lender hereunder or on or by reference to the commitment of such Lender hereunder, or

      (b) imposes, modifies or deems applicable any reserve, special deposit or similar requirements or otherwise imposes any cost on a Lender in funding or maintaining all or any of the Advances hereunder, or (c) will have the effect of increasing the amount of overall capital required to be maintained by a Lender, taking into account the existence of such Lender's participation in any Advance hereunder (including, without limitation, all or any part of its commitment), and the result of any of the foregoing is to increase the cost to such Lender, reduce the income receivable by it or reduce the effective return on the capital of such Lender in respect of any Advances and/or its Commitment to an extent which such Lender believes to be material, such Lender shall give notice thereof to the Borrower and to the Administrative Agent (herein called a "Notice of Amount") stating the event by reason of which it believes it is entitled to Additional Compensation (as hereinafter defined), such cost and/or such reduction in such return (or such proportion of such reduction as is, in the reasonable and bona fide opinion of such Lender, attributable to its obligations hereunder), the amount of such Additional Compensation (as hereinafter defined) incurred by such Lender and supplying reasonable supporting evidence (including, in the event of change of Applicable Law, a photocopy of the Applicable Law evidencing such change) together with a certificate of a duly authorized officer of such Lender setting forth the Additional Compensation and the basis of calculation of such Additional Compensation; provided that such Lender shall not be required to disclose any information required to be kept confidential by Applicable Law. In the event such Lender subsequently recovers all or part of the Additional Compensation paid by the Borrower, it shall repay an equal amount to the Borrower. The Borrower shall pay to the Administrative Agent for the account of such Lender, within 10 Banking Days of the date of receipt of any Notice of Amount, the amount specified in such Notice of Amount (in this Article 5 referred to as "Additional

Compensation"). The obligation to pay such Additional Compensation for subsequent periods will continue until the earlier of termination of the Advance or the Commitment affected by the change in law or the lapse or cessation of the change in law giving rise to the initial Additional Compensation. Each Lender shall make reasonable efforts to limit the incidence of any such Additional Compensation and seek recovery for the account of the Borrower upon the Borrower's request at the Borrower's expense, provided a Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage. Notwithstanding the foregoing provisions, a Lender shall only be entitled to rely upon the provisions of this Section 5.1 if and for so long as it is not treating the Borrower in any materially different or in any less favourable manner than is applicable to any other customers of such Lender, where such other customers are bound by similar provisions to the foregoing provisions of this Section 5.1.

      5.2   Illegality

      If, with respect to a Lender, the implementation of any existing provision of Applicable Law or the adoption of any Applicable Law, or any change therein or in the interpretation or application thereof by any court or by any statutory board or commission now or hereafter makes it unlawful for such Lender to make, fund or maintain all or any portion of an outstanding Advance, to maintain all or any part of its commitment hereunder or to give effect to its obligations in respect of all or any portion of an outstanding Advance, such Lender may, by written notice thereof to the Borrower (supported, at the request and expense of the Borrower, by an opinion of such Lender's counsel), declare the obligations of such Lender under this Agreement to be terminated whereupon the same shall forthwith terminate, and the Borrower shall repay to the Administrative Agent for the account of such Lender within the time required by such law (or as promptly as practicable if already unlawful or at the end of such longer period, if any, as such Lender, in its bona fide opinion, may agree) the principal of the Advances made by such Lender. If any such change shall affect only that portion of such Lender's obligations under this Agreement that is, in the bona fide opinion of such Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of such Lender or the Borrower hereunder, such Lender shall declare its obligations under only that portion so terminated.

                                   Article 6
                        CONDITIONS PRECEDENT TO DRAWDOWN

6.1   Conditions for Closing

      The following conditions shall be satisfied by the Borrower on the Closing
Date:

      (a) this Agreement and the Borrower's Security Documents, in form and on terms satisfactory to the Lenders, acting reasonably, shall have been duly authorized, executed and delivered to the Administrative Agent by the Borrower and shall constitute legal, valid and binding obligations of the Borrower;

      (b) the Guarantees and the Guarantors' Security Documents, in form and on terms satisfactory to the Lenders, acting reasonably, shall have been duly authorized, executed and delivered by the Guarantors party thereto to the Administrative Agent and shall constitute legal, valid and binding obligations of the Guarantors party thereto;

      (c) the Borrower shall have delivered to the Administrative Agent certified copies of its constating documents and by-laws, all as amended to date, the resolution authorizing this Agreement and the Borrower's Security Documents and the incumbency of officers signing this Agreement and the Borrower's Security Documents and any documents to be provided pursuant to the provisions hereof or thereof and a certificate of compliance, good standing or like certificate with respect to the Borrower issued by appropriate government officials of the jurisdiction of its incorporation;

      (d) each of the Guarantors shall have delivered to the Administrative Agent certified copies of its certificate of incorporation and by-laws, all as amended to date, the resolution authorizing the Guarantees and the Guarantors' Security Documents to which such Guarantor is a party and the incumbency of officers signing the Guarantee and the Guarantors' Security Documents to which such Guarantor is a party and any documents to be provided pursuant to the provisions hereof or thereof and a certificate of status, good standing or like certificate with respect to such Guarantor issued by appropriate government officials of the jurisdiction of its incorporation (except for the certificate of the Registrar of Companies of England and Wales in respect of MNL, which shall be delivered on a date occurring not more than 15 Banking Days following the Closing Date);

      (e) each of the Guarantors shall have delivered to the Administrative Agent such consent or acknowledgement regarding the continuation of the security and applicability of the Guarantor's Security Documents to which it is a party, and the Security granted thereunder, to the obligations of the Borrower under this Agreement notwithstanding the amendment to the terms of the Existing Credit Agreement in form and on terms satisfactory to the Lenders, acting reasonably;

      (f) the representations and warranties set forth in Section 7.1 shall be true and correct in all material respects on and as of the Closing Date by reference to the facts and circumstances then existing and the Borrower shall have delivered an Officer's Certificate to such effect;

      (g) no Default or Event of Default shall have occurred and be continuing and the Borrower shall have delivered an Officer's Certificate to such effect;

      (h) the Security and all necessary financing change statements shall have been duly registered, filed and recorded in all jurisdictions where such registration, filing or recording, in the opinion of the Lenders, is necessary or advantageous to preserve, protect and perfect the charges and security interest created or intended to be created by the Security Documents;

      (i) the Borrower shall have delivered to the Administrative Agent evidence of a policy of insurance by EDC in favour of the Borrower in form and substance satisfactory to the Lenders and an acknowledgement by EDC of the direction to pay delivered by the Borrower as part of the Borrower's Security Documents;

      (j)   the  Borrower  shall  have  delivered  to the  Administrative  Agent satisfactory evidence that customary insurance coverage (with adequate and customary limits and deductibles) for business and operations of the type and size of the Borrower and the Guarantors is in place, with (i) the Administrative Agent being named as first loss payee mortgagee (together with the standard mortgage clause from the Insurance Bureau of Canada) and each of the Lenders being named as additional insureds and (ii) an endorsement that 30 days notice shall be provided to the Administrative Agent for any cancellation, modification or waiver thereunder;

      (k) all fees and expenses payable in connection with the transactions contemplated hereby shall be paid in full, to the extent that such fees and expenses shall then be due and payable;

      (l) opinions of Counsel to the Borrower and counsel to the Guarantors, addressed to the Administrative Agent and the Lenders from time to time party hereto, in form and substance satisfactory to the Administrative Agent and each Lender, shall have been delivered to the Administrative Agent (except (i) for the opinion of counsel to MNI and MNSI, which shall be delivered on a date occurring not more than 5 Banking Days following the Closing Date and (ii) for the opinion of counsel to MNL, which shall be delivered on a date occurring not more than 15 Banking Days following the Closing Date);

      (m) there shall have been no material adverse change in the assets, liabilities, business, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, considered as a whole, which has occurred since January 25, 2004, the end of the Borrower's third quarter of its 2004 fiscal year;

      (n) on or prior to the Closing Date, all amounts owing by MNL under the EDC Facility shall have been fully repaid and such EDC Facility and the Intercreditor Agreement shall have been terminated and cancelled and shall cease to be of any further force and effect;

      (o) the Borrower shall have delivered to the Administrative Agent an acknowledgement and acceptance to the Fee Letter; and

      (p) the Administrative Agent shall have received such additional evidence, documents or undertakings as the Lenders may reasonably request to establish the consummation of the transactions contemplated hereby.

      In each case where a document shall be delivered to the Administrative Agent, the Borrower shall provide a sufficient number of copies for delivery of an originally executed copy of each document to each Lender. The conditions set forth in this Section 6.1 are inserted for the sole benefit of each Lender and may be waived by each Lender in whole or in part, with or without terms or conditions.

      6.2   Conditions for Subsequent Drawdowns

      The following conditions shall be satisfied by the Borrower at or prior to the time of each Drawdown of an Advance (other than a deemed Drawdown of a Prime Rate Advance pursuant to the provisions of Section 3.2 or 4.5 or a deemed Drawdown of a U.S. Base Rate Advance pursuant to the provisions of Section 2.11(b) or (d) or Section 3.2) under the Facility subsequent to the first
Drawdown:

      (a) the Borrower shall have given to the Administrative Agent a Drawdown Notice in accordance with the provisions of Section 2.3(a);

      (b) the representations and warranties set forth in Section 7.1 shall be deemed to have been given on the Drawdown Date and shall be, mutatis mutandis, true and correct in all material respects on and as of the Drawdown Date, both before and after giving effect to the Drawdown of such Advance and to the application of proceeds therefrom, by reference to the facts and circumstances then existing and assuming that each of such representations and warranties and the Schedules referred to therein had been amended to reflect any notices provided by the Borrower to the Administrative Agent in respect of the matters dealt with therein and, with respect to the representation set forth in Section 7.1(g), the reference to the date January 25, 2004 shall be deemed to be a reference to the date of the financial statements of the Borrower most recently delivered pursuant to
            Section 8.1(a) and, with respect to unaudited financial statements, that such statements fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of their operations for the financial period then ended, in accordance with GAAP consistently applied, subject to normal year end audit adjustments; and

      (c)   no  Default  or  Event  of  Default   shall  have  occurred  and  be
            continuing, nor shall any such event occur as a result of making the Advances or the application of proceeds therefrom.

                                   Article 7
                         REPRESENTATIONS AND WARRANTIES

      7.1   Representations and Warranties

      The Borrower represents and warrants as follows to the Administrative Agent and each Lender and acknowledges and confirms that the Administrative Agent and each Lender is relying upon such representations and warranties:

      (a) Corporate Status. The Borrower is a corporation duly incorporated and validly existing under the laws of Canada, each of the Guarantors other than MNL is a corporation duly incorporated and validly existing under the laws of Delaware, MNL is a private company limited by shares duly incorporated and validly existing under the laws of England and Wales, and each of their Subsidiaries is a corporation duly incorporated, amalgamated or is validly existing as a partnership or is otherwise organized and validly existing under the laws of the jurisdiction of its incorporation and the Borrower, each Guarantor and each of their Subsidiaries has all necessary corporate power and authority to conduct its business as presently conducted and to own or lease its properties and assets in each jurisdiction where such properties and assets are situated or such business is conducted.

      (b) Corporate Power and Authority. The Borrower and each Guarantor has full corporate power and authority to enter into the Loan Documents, to which they are a party, and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed or performed by it in accordance with the terms hereof or thereof.

      (c) Authorization and Enforceability. This Agreement and each of the other Loan Documents to which the Borrower is a party has been delivered by the Borrower and constitutes a valid and legally binding obligation of the Borrower enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and, when delivered by a Guarantor, the Guarantee and each of the Guarantor's Security Documents to which such Guarantor is a party will constitute a valid and legally binding obligation of such Guarantor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and general principles of equity.

      (d) Conflict with Constating Documents and Agreements. Neither the execution and delivery of the Loan Documents nor the consummation by the Borrower or any Guarantor of any of the transactions herein and therein contemplated, nor compliance by the Borrower and the Guarantors with the terms, conditions and provisions, will conflict with or result in a breach of any of the terms, conditions or provisions of:

            (i) the constating documents, certificates or articles of incorporation or by-laws of the Borrower and any Guarantor or any unanimous shareholders' agreement relating to any of them;

            (ii) any resolution of the shareholders, directors or any committee of directors of the Borrower or any Guarantor;

            (iii) in  any  material  respect,   any  agreement,   instrument  or
                  arrangement to which the Borrower, any Guarantor or any Subsidiary is now a party or by which it, or its properties are, or may be, bound, or will constitute a default thereunder, or will result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the properties or assets of the Borrower, any Guarantor or any Subsidiary;

            (iv) any judgment or order, writ, injunction or decree of any court; or

            (v)   any Applicable Law presently in effect.

      (e) No Other Authorization or Consents Necessary. No action (including, without limitation, the giving of any consent, licence, right, approval, authorization, registration, order or permit) of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Borrower or any Guarantor of the Loan Documents or in order to render this Agreement and the Security Documents legal, valid, binding or enforceable and no consents, approvals or other authorizations are required in connection with the assignment of accounts receivable pursuant to the Security Documents except those actions which have been obtained or filings which have been made and such consents, approvals or authorizations which may be required in connection with the assignment of Governmental Receivables pursuant to the Financial Administration Act (Canada), federal laws of the United States and comparable provincial, state or territorial legislation or legislation in any political subdivision thereof.

      (f) No Third Party Consents. No consent or approval of any other party is required in connection with the execution, delivery and performance by the Borrower or any Guarantor of the Loan Documents or in order to render this Agreement or any of the Security Documents legal, valid, binding or enforceable except those consents or approvals which have been obtained.

      (g) Financial Statements. The audited consolidated financial statements of the Borrower for the year ended April 30, 2003 and the unaudited consolidated financial statements of the Borrower for the period ended January 25, 2004 present fairly, in all material respects, the financial position of the Borrower as at each such respective date, subject, in the case of the financial statements for the period ended January 25, 2004, to normal year end adjustments; and since January 25, 2004, there has been no material adverse change in the assets, liabilities, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries, taken as a whole, other than changes disclosed in writing to the Administrative Agent.

      (h) Litigation. Other than (i) as disclosed in Schedule G, or (ii) actions, suits or proceedings claiming solely payment (whether by way of an amount owing, damages or otherwise) of an amount not exceeding Cdn. $500,000 in respect of any one matter or Cdn. $1,000,000 in the aggregate, there are no actions, suits or proceedings pending or, to the best of the knowledge and belief of the Borrower, threatened against or affecting the Borrower, any Guarantor or any of their Subsidiaries or any of their undertaking, property and assets, at law, in equity or before any arbitrator or before or by any governmental department, body, commission, board, bureau, agency or instrumentality in respect of which the Borrower has determined in good faith that there is a reasonable possibility of a determination adverse to the Borrower, any Guarantor or Subsidiary and which could, if determined adversely, materially and adversely affect the legality, validity or enforceability of this Agreement or the Security Documents or the ability of the Borrower or any Guarantor to perform its obligations under this Agreement and the Security Documents and none of the Borrower, any Guarantor or any Subsidiary is in default with respect to any Applicable Law or any order, writ, injunction or award of any government, commission, board, agency, court, arbitrator or instrumentality which would have any such effect.

      (i) Licences, etc. and Compliance with Laws. Other than as disclosed in Schedule H, all licences, franchises, certificates, consents, rights, rights-of-way, easements, entitlements, approvals, authorizations, registrations, orders and permits (collectively, "Permits") required to enable the Borrower, the Guarantors and each of their Subsidiaries to carry on their respective businesses as now conducted by them and to own, lease and operate their properties and assets have been duly obtained and are currently subsisting in good standing, except for such Permits, the absence of which has not had and would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole. The Borrower, the Guarantors and each of their Subsidiaries have complied in all material respects with all terms and provisions presently required to be complied with by them in all such Permits and with all Applicable Law (other than Environmental Laws) and they are not in violation of any of the respective provisions thereof and in respect of which there is a reasonable possibility that such non-compliance or violation could materially and adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower and the Guarantors to perform their obligations under the Loan Documents.

      (j) Compliance with Environmental Laws. Other than as disclosed in Schedule H:

            (i) the Borrower, each of the Guarantors and each of their Subsidiaries and, to the best of the knowledge of the Borrower and the Guarantors after due inquiry, those of any party having charge, management or control of any real property of any of the Borrower, the Guarantors and their Subsidiaries have been and are in compliance with Environmental Laws which are currently applicable to their operations and the release, emission, deposit, issuance, discharge, transportation or disposal ("Release") of any Hazardous Materials; the Borrower, the Guarantors and their Subsidiaries have no contingent liabilities in connection with any Release or likely Release and have no conditions on any property, which now, or with the passage of time or the giving of notice or both, may give rise to liability, and in respect of which there is a reasonable possibility that such non-compliance, contingent liabilities or conditions could have a material adverse effect on the Business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole;

            (ii) neither the Borrower, the Guarantors nor any of the Subsidiaries of the foregoing has received notice of any judicial or administrative proceeding alleging the violation of or any potential liability under any Environmental Laws and none of the Borrower, the Guarantors nor any of their Subsidiaries has received notice of or is subject to any Environmental Claim; and

            (iii) neither  of  the  Borrower,  the  Guarantors,   any  of  their
                  Subsidiaries or, to the best of the knowledge of the Borrower and the Guarantors after due inquiry, or any party having charge, management or control of any of their real property has ever caused or permitted any Hazardous Material to be placed, held, located, stored or disposed of on, in, under, through or at any such property or any part thereof except in compliance with Environmental Laws.

      (k) Encumbrances. The Borrower, the Guarantors and each of its Subsidiaries has good and valid title to all of its assets and property and there are no Liens on any of the assets or undertaking of the Borrower, the Guarantors or their Subsidiaries other than Permitted Encumbrances.

      (l) No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

      (m) No Action for Winding-Up or Bankruptcy. There has been no voluntary or involuntary action taken either by or against the Borrower, any Guarantor or any Subsidiary for any such corporation's winding-up, dissolution, liquidation, bankruptcy, receivership, administration or similar or analogous events in respect of such corporation or partnership or all or any material part of its assets or revenues.

      (n) Taxes. The Borrower, each of the Guarantors and each of their Subsidiaries has filed all tax returns which were required to be filed, paid all Taxes (including interest and penalties) which are due and payable other than any Tax the payment of which is being contested in good faith and for which adequate reserves are being maintained.

      (o) Subsidiaries. Schedule I describes all of the material Subsidiaries of the Borrower and its interests therein as at the date of this Agreement. Each of MNI, MNSI and MNL is an indirect wholly-owned Subsidiary of the Borrower. Neither the Borrower nor the Guarantors have any material investment or material equity interest in any other Person other than those entities described in the note to
            Schedule I and any such investment or equity acquired in accordance with Section 8.2(e).

      (p) Location of Business. The chief executive office of the Borrower is located in Ottawa, Ontario; the principal office of MNI is located in Herndon, Virginia and payments in respect of MNI's accounts receivable are made to an account of MNI at Bank One in Detroit, Michigan or Harris Bank in Chicago, Illinois; the principal office of MNSI is located in Herndon, Virginia and payments in respect of its accounts receivable are made to an account of MNSI at Bank One in Belleville, Michigan or Harris Bank in Chicago, Illinois; the principal office of MNL is located at Portskewett, Monmouthshire and payments in respect of its accounts receivable are made to accounts of MNL at Barclays Bank plc located at Corporate Banking Centre, Windsor Court, Windsor Place, Cardiff, Wales CF10 3ZL.

      (q) Location of Collateral. With the exception of inventory in transit, at least 95% (on a net book value basis) of all tangible assets comprising the Borrower's Collateral (as that term is defined in the Borrower's Security Documents) are situate in the Province of Ontario. None of the tangible assets comprising the collateral of each of MNI and MNSI are situate outside the United States of America.

      (r) Registrations. All registrations, filings and recordings as are necessary to preserve, protect and perfect the charges and security interest created, or intended to be created by, the Security Documents have been made.

      (s) Pension Plans. All material obligations of the Borrower and the Guarantors (including fiduciary, funding, investment and administrative obligations) required to be performed in connection with the pension plans of the Borrower or any Guarantor, and the funding agreements therefore, have been performed on a timely basis.

7.2   Survival of Representations and Warranties

      The representations and warranties set out in this Article 7 shall survive the execution and delivery of this Agreement and the making of any Advances to the Borrower, notwithstanding any investigations or examinations which may be made by the Administrative Agent, any Lender or the Administrative Agent's Counsel to any of them.

                                   Article 8
                                    COVENANTS

8.1   Affirmative Covenants

      The Borrower covenants and agrees with the Administrative Agent and each Lender that, unless the Administrative Agent and the Required Lenders otherwise consent in writing, so long as any amount payable hereunder is outstanding:

      (a) Financial Reporting. The Borrower shall deliver, or cause to be delivered, to the Administrative Agent, with sufficient original copies for each Lender:

            (i) not later than May 31, 2004, draft EBITDA calculation in writing for the fiscal quarter ended April 25, 2004;

            (ii) within 45 days after the end of each of the first three fiscal quarters of the Borrower in each fiscal year, commencing with the fiscal quarter on the last Sunday in April 2004, the unaudited consolidated financial statements of the Borrower, including balance sheet, income statement and statement of cash flow, all prepared in accordance with GAAP (except for the absence of footnotes); and

            (iii) within  120  days  after  the end of each  fiscal  year of the
                  Borrower (commencing with the fiscal year ending on the last Sunday in April 2004) the audited consolidated financial statements of the Borrower for such year, including balance sheet, income statement and statement of cash flow together with the report thereon of an independent auditor of recognized national standing;

            each of such  financial  statements  referred to in clauses (ii) and
            (iii) above to be prepared in accordance with GAAP and, to the extent that any assets or liabilities of Endurance Trust are included in the consolidated financial statements of the Borrower, shall be submitted both with and without reference to the assets and liabilities of Endurance Trust;

            (iv) together with the financial statements delivered pursuant to Sections 8.1(a)(ii) and (iii), a certificate of the Chief Financial Officer of the Borrower to the effect that the information contained in such statements is prepared and presented in accordance with GAAP (except for the absence of footnotes in unaudited statements) and in a manner consistent with the past practices of the Borrower and that such financial statements are true and correct in all material respects, subject to normal year-end audit adjustments in the case of unaudited financial statements, and present fairly the results of operations and changes in the financial position of the Borrower as of and to the date of such financial statements, stating that the Borrower is in compliance with the covenants set forth in Article 8 including, without limitation, those financial covenants set forth in Section 8.3 and, in respect of such financial covenants providing detailed calculations evidencing compliance therewith, that each of the representations and warranties of the Borrower set forth in Section 7.1 is true and correct in all material respects by reference to the facts and circumstances existing on the date of such certificate (or specifying inaccuracies therein), that no Default or Event of Default has occurred and is continuing (or specifying such non-compliance or Default or Event of Default and stating what action, if any, the Borrower, a Guarantor or any Subsidiary is taking in connection therewith) and confirming the EBITDA of the Borrower together with the calculation as provided in
                  Section 2.7(b); and

            (v) within 10 days of the end of each calendar month, a Borrowing Base Certificate together with a detailed report on accounts receivable of the Borrower and each Guarantor.

      (b) Corporate Status. Subject to Section 12.1, the Borrower will remain a corporation duly continued and validly subsisting under the laws of Canada or a province thereof and the Borrower shall cause each Guarantor and Subsidiary to remain a corporation duly incorporated or organized and validly subsisting under the laws of its existing jurisdiction of incorporation or the laws of Canada or any other province thereof and, in each case, registered or otherwise qualified in all material respects to carry on business in each jurisdiction where necessary to conduct its business.

      (c) Conduct of Business. The Borrower will, and will cause each Guarantor and each other Subsidiary to, continue its business, except as the board of directors or duly authorized officers of the Borrower may otherwise, in good faith, determine is in the best interests of the Borrower, and will not materially and adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability to perform any of their obligations under this Agreement or the Security Documents. The Borrower will, and will cause each Guarantor and each other Subsidiary to, manage its business in a proper, prudent and efficient manner (as the board of directors of the Borrower may determine in good faith) in all material respects.

      (d) Notice of Event of Default. The Borrower will deliver to the Administrative Agent, forthwith upon becoming aware of any Default or Event of Default, a certificate of an officer of the Borrower specifying such Default or Event of Default together with a statement of an officer of the Borrower setting forth details of such Default or Event of Default and the action which has been, or is proposed to be, taken with respect thereto.

      (e)   Other   Notifications.   The  Borrower  shall  promptly  notify  the
            Administrative Agent of:

            (i) any change in the name or jurisdiction of incorporation or organization of the Borrower or any Guarantor and of any change in the location of the registered office or chief executive office or material assets of any of them which are subject to a Lien in favour of the Administrative Agent;

            (ii) any action, suit, proceeding, complaint, notice, order or material Environmental Claim which is commenced or issued or of which it becomes aware (and which has not been disclosed in Schedule G or H) which is pending or issued against or, to the best of its information, knowledge and belief, affecting the Borrower, any Guarantor or any of their Subsidiaries or any of their undertaking, property and assets at law, in equity or before any arbitrator or before or by any governmental department, body, commission, board, bureau, agency or instrumentality in respect of which the Borrower determines in good faith that there is a reasonable possibility of a determination adverse to the Borrower, any Guarantor or any other Subsidiary which would, if determined adversely, reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or the ability to perform any of their obligations under this Agreement or the Security Documents or the enforceability of the Security, and any action, suit or proceeding claiming payment (whether by way of an amount owing, damages or otherwise) of an amount exceeding Cdn. $500,000 in respect of any one matter or Cdn. $1,000,000 in the aggregate;

            (iii) any  reduction in the  Borrowing  Base such that the Borrowing
                  Base equals to or falls below $25,000,000, provided that such notification is only required if the aggregate of the amount outstanding under the Facility and any amount requested by the Borrower under a Drawdown Notice exceeds Cdn. $10,000,000;

            (iv) any cancellation, termination, amendment or restatement of the funding agreement between Her Majesty The Queen in right of Canada, the Borrower, March Networks Corporation and Mitel Knowledge Corporation, under the Technology Partnerships Canada program, signed in October, 2002 (the "Technology Partnerships Canada Agreement);

            (v) the issuance by the Borrower or any of the Guarantors of any equity or Subordinated Debt, other than any such issuances by the Borrower or the Guarantors to the Borrower or any of its wholly-owned subsidiaries, including details thereof and gross proceeds and costs and expenses of issue;

            (vi) any trade account of the Borrower or the Guarantors becoming secured by way of a bank letter or guarantee, with the notice including a statement that such security shall be assigned by the Borrower and/or Guarantors, as applicable, in favour of the Administrative Agent, if the Administrative Agent so requests;

            (vii) the results of any report providing an actuarial  valuation or other assessment of any pension plan of the Borrower or any Guarantor, upon any such report being made available to the
                  Borrower, including, without limitation, the actuarial valuation report on the pension plan of MNL as of August 31, 2003;

            (viii)any default  under the EDC Indemnity  Obligations  in writing, but in any event within three Banking Days after the Borrower becomes aware of the occurrence of the default; and

            (ix) the full payment, satisfaction and termination of the EDC Indemnity Obligations in writing.

      (f) Compliance with Applicable Laws. The Borrower shall, and shall cause each of the Guarantors and each other Subsidiary to, comply in all material respects with all Applicable Laws, including Environmental Laws, the non-compliance with which would materially and adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability to perform any of their obligations under this Agreement or the Security Documents or the enforceability of the Security and the Borrower shall, and shall cause each Guarantor to, comply in all material respects with the terms of and maintain all consents, licences, franchises, certificates, consents, rights, approvals, authorizations, registrations, orders or permits from, and make such filings with, any governmental or public authority and to comply with such Applicable Laws as may be necessary to carry on its respective businesses, to own, lease and operate its properties and to enable the Borrower and each of the Guarantors to enter into and perform their obligations under Loan Documents or to render this Agreement or the Security Documents legal, valid, binding or enforceable.

      (g) Payment of Taxes. The Borrower shall, and shall cause each Guarantor and each other Subsidiary to, pay or cause to be paid, when due, all Taxes, property taxes, business taxes, social security premiums, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any property belonging to it unless any such Tax, social security premiums, assessment, charge or levy is contested by it in good faith with appropriate reserves, and to collect and remit when due all payroll and withholding taxes.

      (h) Insurance. The Borrower shall maintain, or cause to be maintained, on behalf of the Borrower and its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as would be prudent for companies engaged in similar businesses and owning similar properties and assets in the same general areas in which the Borrower or such Subsidiaries (as the case may be) operate.

      (i) Visitation Rights. The Borrower shall permit the Administrative Agent and each Lender, at any reasonable time or times, within normal business hours, following reasonable notice to the Borrower, to (provided the Administrative Agent and each Lender is accompanied by a senior officer of the Borrower) visit the properties of and examine and make copies of and abstracts from the books and records of the Borrower, the Guarantors and their Subsidiaries. All information received shall be held by the Administrative Agent and each Lender in confidence for use in respect of the administration of the Facility and for no other purpose.

      (j) Keeping of Books. The Borrower shall, and shall cause each Guarantor and each other Subsidiary to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries in accordance with generally accepted accounting principles consistently applied. To the extent that the records relate not only to accounts receivable sold pursuant to Permitted Securitization Transactions but also to assets of the Borrower not sold thereunder, the Borrower shall be in a position to promptly make duplicate copies of such records reserved solely for the use of the Administrative Agent, provided that information in such records that pertains to accounts receivable sold pursuant to Permitted Securitization Transactions may be redacted therefrom and that no records (other than those that pertain to accounts receivable sold pursuant to Permitted Securitization Transactions) are permitted to be seized by any third party before such copies are made.

      (k) Compliance with Material Leases, Contracts and Other Agreements. The Borrower shall, and shall cause each Guarantor and each other Subsidiary to, comply in all material respects and perform its obligations under all leases (whether real or personal property), contracts and other agreements to which it is a party or by which it is bound if the non-compliance or non-performance of obligations thereunder could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability to perform any of their obligations under this Agreement or the Security Documents.

      (l) Dividends to Borrower. The Borrower will cause its Subsidiaries to pay, to the extent they are legally able to do so, dividends, interest, amounts due in respect of inter-company accounts and capital or other distributions to the Borrower in an aggregate amount sufficient and as may be required to enable the Borrower to satisfy its obligations under this Agreement and to pay all amounts due and owing hereunder.

      (m) Registrations. The Borrower shall, and shall cause each Guarantor to maintain all such registrations, filings and recordings as are necessary to preserve, protect and perfect the charges and security interest created, or intended to be created, by the Security Documents.

      (n) Dealings with Collateral. The Borrower shall not, without the prior written consent of the Administrative Agent, locate any Collateral (as such term is defined in the Borrower's Security Documents) in any province other than the Province of Ontario if, as a result, less than 95% (on a net book value basis) of all tangible assets comprising such Collateral, are situate in the Province of Ontario.

      (o) MNI, MNSI and MNL to Remain Subsidiaries. The Borrower shall cause each of the Guarantors to remain a direct or indirect wholly-owned Subsidiary of the Borrower.

      (p) Governmental Receivables. Upon request by the Administrative Agent or the Required Lenders at any time following the occurrence of a default in payment obligations hereunder by the Borrower or Event of Default, the Borrower shall promptly deliver specific assignments of all or any part of its Governmental Receivables as requested by the Administrative Agent or the Required Lenders and shall obtain such consents, acknowledgements and approvals or authorizations as may be required in connection with enforcement of the Lien against such Governmental Receivables granted by the Borrower and the Guarantors to the Administrative Agent pursuant to the Security Documents as may be required by applicable law including, without limitation, the Financial Administration Act (Canada), federal laws of the United States and comparable provincial, state or territorial legislation or legislation in any political subdivision thereof.

      (q) Budget. The Borrower shall deliver a business budget for the fiscal year 2004 for the Borrower and its Subsidiaries approved by the board of directors of the Borrower, within 5 days of the board's approval but no later than June 30, 2004.

      (r) Endorsement on Insurance Policy. The Borrower shall deliver to the Administrative Agent prior to July 31, 2004 a continuation endorsement on policy number GG1-06202 dated December 21, 2000 provided by EDC pursuant to which the term of such policy is extended to the Maturity Date.

      (s) Replacement Insurance Certificate. The Borrower shall deliver to the Administrative Agent prior to June 1, 2004 a replacement insurance certificate (with (i) the Administrative Agent being named as first loss payee mortgagee (together with the standard mortgage clause from the Insurance Bureau of Canada) and each of the Lenders being named as additional insureds and (ii) an endorsement that 30 days notice shall be provided to the Administrative Agent for any cancellation, modification or waiver thereunder) for insurance certificate no.

            2003-214-REV-1 issued by Marsh Canada Limited pursuant to which the term of such insurance certificate is extended to the Maturity Date.

8.2   Negative Covenants

      The Borrower covenants and agrees with the Administrative Agent and the Lenders that, unless the Administrative Agent and the Required Lenders otherwise consent in writing, so long as any amount payable hereunder is outstanding:

      (a) No Merger, Amalgamation, etc. The Borrower shall not, and shall not permit any Guarantor or other Subsidiary to, directly or indirectly, sell, lease, transfer, assign, convey or otherwise dispose of all or substantially all of its property and assets, and will not merge or amalgamate pursuant to statutory authority or otherwise with any other Person except upon compliance with Article 12.

      (b) Negative Pledge. The Borrower shall not, and shall not permit any Guarantor or other Subsidiary to, create, incur, assume or permit to exist any Lien, other than Permitted Encumbrances, on any of its property, undertaking or assets now owned or hereafter acquired.

      (c) Restriction on Debt. The Borrower shall not, and shall not permit any Guarantor or other Subsidiary to, create, incur, assume or otherwise become liable upon or suffer to exist (after knowledge of the existence thereof) any Debt other than Permitted Debt.

      (d) Restriction on Disposition of Property. The Borrower shall not, and shall not permit any Guarantor or other Subsidiary to, enter into sale and leaseback transactions or securitization transactions or sell, exchange, lease, release or abandon or otherwise dispose of any of its fixed property or other assets to any Person other than
            (i) bona fide sales, exchanges, leases, releases, abandonments or other dispositions in the ordinary course of business for the purpose of carrying on the same, including, without limitation, sales of inventory in the ordinary course; (ii) Permitted Securitization Transactions; and (iii) sale and leaseback transactions completed by the Borrower, its Guarantors and Subsidiaries taken together, in an aggregate amount not exceeding Cdn. $15,000,000 (or its Equivalent Amount in another currency).

      (e)   Restriction    on   Financial    Assistance   to    Non-Wholly-Owned
            Subsidiaries. The Borrower shall not, and shall not permit any Guarantor or other Subsidiary to, directly or indirectly, make any investment in (other than as permitted in this Section 8.2(e)), advances to, capital contributions to, loans to or guarantees to, or give any financial assistance to or for the benefit of any Person other than (i) financial assistance (including investments in, advances to, capital contributions to or loans or guarantees to) to the Borrower or a direct or indirect wholly-owned Subsidiary of the Borrower, or (ii) financial assistance (including investments in, advances to, capital contributions to or loans or guarantees to) to Tianchi-Mitel Telecommunications Corp. or any other Persons in an amount not exceeding U.S. $5,000,000 in the aggregate, it being acknowledged by the Administrative Agent and the Lenders that the existing investments by MNL and MNI in preference shares of Mitel Knowledge Corporation shall be permitted investments for purposes of this Section 8.2(e), including the transfer of such investments within members of the Mitel group of companies.

      (f) Restriction on Take-Over Bids. The Borrower shall not, and shall not permit any Guarantor or other Subsidiary to, directly or indirectly, make any Take-Over Bid which is financed in full or in part by this Facility and make investments in or acquisition of other Persons which are in excess of U.S. $5,000,000 in respect of any one matter or U.S. $10,000,000 in the aggregate over the term of the Facility.

      (g) Transactions with Affiliates. The Borrower shall not, and shall not permit any Guarantor or other Subsidiary to, enter into any transaction or series of related transactions with any Person which is Controlled by T.H. Matthews, or any Affiliate of such Person, other than transactions between the Borrower and one or more of the Guarantors or transactions between two or more of the Guarantors, except on terms and conditions no less favourable to the Borrower, the Guarantor or the Subsidiary of the Borrower as could reasonably be obtained by the Borrower, Guarantor or Subsidiary at that time in a comparable transaction entered into at Arm's Length with a Person at Arm's Length with the Borrower and provided that the Borrower, a Guarantor or any Subsidiary of the Borrower may enter into employment agreements with respect to the procurement of services of their respective officers and employees in the ordinary course of business, including executive compensation arrangements.

      (h) Restriction on Distributions. The Borrower shall not, and shall not permit any Guarantor or other Subsidiary to, declare, make, permit or pay (i) any dividend or other distribution on issued shares (other than dividends in kind paid by the issue of shares of the Borrower); (ii) the purchase, redemption or retirement price of any issued shares, warrants or any other options or rights to acquire shares of the Borrower, the Guarantors or any of the Subsidiaries of the Borrower redeemed or purchased by the Borrower or any of its Subsidiaries; (iii) loans to any shareholders thereof; (iv) loans to any directors or officers thereof on terms more favourable to such directors or officers than normal commercial terms; or (v) any similar distributions (each a "Corporate Distribution") other than
            (vi) any Corporate Distribution made only to the Borrower or a Guarantor, provided that no Default or Event of Default would result therefrom and provided further that each of the covenants of the Corporation set forth in Section 8.3 would be satisfied on a pro forma basis after giving effect to such Corporate Distribution.

      (i) Pension Plan Compliance. The Borrower shall not (a) terminate, or permit a Guarantor to terminate, any pension plan in a manner, or take any other action with respect to any pension plan, which would reasonably be expected to result in any material liability of the Borrower or a Guarantor, or (b) fail to make, or permit a Guarantor to fail to make, full payment when due of all amounts which, under the provisions of any pension plan, agreement relating thereto or applicable law, the Borrower or a Guarantor is required to pay as contributions thereto. In addition, the Borrower shall promptly pay, and shall cause the Guarantors to promptly pay, not less than the minimum funding requirement from time to time established by any actuarial report with respect to any pension plan of the Borrower or any Guarantor.

      (j) Restriction on Reserve Account. Without the prior written consent of the Administrative Agent, the Borrower shall not, and shall not permit MNI to, deposit or cause to be deposited in the bank account of the Borrower being account *Subject to Request for Confidential Treatment; Separately Filed with the Commission* and the bank account of MNI being account number *Subject to Request for Confidential Treatment; Separately Filed with the Commission* an amount (i) greater than $Cdn. $30,000,000, in the aggregate, (ii) not required to be deposited in such accounts pursuant to the reserve account requirements contained in the receivables purchase agreement (the "RPA") dated as of April 16, 2004 between Endurance Trust, the Borrower, MNI and MNSI and Efficient Capital Corporation and (iii) not derived solely from the net proceeds of the sale of accounts receivable by the Borrower, MNI or MNSI to Endurance Trust or the collections relating to accounts receivable sold by the Borrower, MNI or MNSI to Endurance Trust pursuant to the terms of the RPA.

      (k) Restriction on Cash Collateral. Without the prior written consent of the Administrative Agent, the Borrower shall not, and shall not permit any Guarantor or other Subsidiary to, deposit any amount with any Person as cash collateral other than the EDC Indemnity Obligations Cash Collateral.

8.3   Financial Covenant

      The Borrower covenants and agrees with the Administrative Agent and the Lenders that, unless the Administrative Agent and the Required Lenders otherwise consent in writing, so long as any amount payable hereunder is outstanding, the Borrower shall not permit its EBITDA (determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement and measured as at the last day of each fiscal quarter of the Borrower for such fiscal quarter then ending, commencing with the fiscal quarter ending July 25, 2004 and, to the extent that any assets or liabilities of Endurance Trust are included in the consolidated financial statements of the Borrower, calculated without reference to the assets and liabilities of Endurance Trust) for any fiscal quarter commencing with the fiscal quarter ending July 25, 2004 to be less than Cdn. $3,000,000.

                                   Article 9
                                   GUARANTEES

9.1      Guarantors to Provide Guarantees

      (a) Each Guarantor shall guarantee to the Administrative Agent and the Lenders the due and punctual payment of all debts, liabilities and obligations of the Borrower arising hereunder and shall duly authorize, execute and deliver to the Administrative Agent and the Lenders the Guarantee and the Guarantors' Security Documents, in substantially the form of the Borrower's Security Documents or in such other form and terms as are satisfactory to the Administrative Agent and the Lenders, acting reasonably.

      (b) Each Guarantor shall deliver to the Administrative Agent and the Lenders certified copies of its constating documents and borrowing by-laws (if any), a resolution authorizing the Guarantee and the Guarantor's Security Documents to which it is a party and the incumbency of the officers of the Guarantor signing the Guarantee and the Guarantor's Security Documents and any other documents or instruments to be provided pursuant to the provisions thereof and the provisions of this Agreement and a certificate of status, good standing or like certificate with respect to such Guarantor issued by appropriate government officials of its jurisdiction of incorporation.

      (c) Each Guarantor shall deliver to the Administrative Agent and the Lenders a confirmation and acknowledgement, in form and on terms satisfactory to the Lenders, confirming the continuing obligations of such Guarantor under the Guarantee and the Guarantor's Security Documents notwithstanding the amendments to the Existing Credit Agreement or any subsequent amendments, restatements, renewals or extensions of this Agreement and the Facility.

      (d) The Guarantors shall deliver an opinion of their counsel, addressed to the Administrative Agent and each Lender from time to time party hereto, in form and substance satisfactory to the Administrative Agent and each Lender.

                                   Article 10
                                    SECURITY

10.1  Borrower's Security Documents

      (a) As security for all Advances made to it and as security for all its other liability or indebtedness, both present and future, hereunder, the Borrower shall assign, by way of security (the "Borrower's Security") in favour of the Administrative Agent as Agent for itself and each Lender, all of its present and after-acquired personal property and shall deliver, or cause to be delivered, the following documents (collectively called the "Borrower's Security Documents") all in form satisfactory to the Administrative Agent and each
Lender:

            (i)   a general security agreement of the Borrower;

            (ii) a direction to pay addressed to EDC respecting the receivables of the Borrower insured by EDC acknowledged by EDC;

            (iii) a general assignment of receivables of the Borrower;

            (iv) an assignment by the Borrower under section 427 of the Bank Act; and

            (v) such other documents as the Administrative Agent and each Lender may now or hereafter reasonably require to give effect to, register and perfect the security interests created by the Borrower's Security Documents in the jurisdiction where such charged assets are located.

      (b) So long as no Default or Event of Default has occurred and is continuing, any amounts received by the Administrative Agent from EDC pursuant to the direction to pay referred to in Section 10.1(a)(ii) shall be paid to, or to the order of, the Borrower.

      (c) The Borrower hereby confirms and agrees that each of the Borrower's Security Documents previously delivered by the Borrower and all of the Borrower's Security continues as security for all Advances made to the Borrower under this Agreement and as security for all of the Borrower's liabilities and indebtedness, both present and future, hereunder notwithstanding any amendments to the Existing Credit Agreement or any future amendments, restatements, extensions or renewals of this Agreement or the Facilities.

      10.2  Guarantors' Security Documents

      As security for all Advances made to it and as security for all its other liability or indebtedness, both present and future, hereunder, each of the Guarantors, as applicable, shall assign, by way of security (the "Guarantors' Security") in favour of the Administrative Agent as Agent for itself and each Lender, (i) all of its present and after-acquired personal property in the case of MNI and MNSI and (ii) all of its receivables howsoever arising in connection with the sale or lease of goods or services by MNL to customers located in the United Kingdom in the case of MNL, and shall deliver, or cause to be delivered, the following documents (collectively called the "Guarantor's Security Documents") all in form satisfactory to the Administrative Agent and each
Lender:

      (a)   the Guarantee;

      (b) a general security agreement of the Guarantor (except for with respect to MNL);

      (c)   a general assignment of receivables of the Guarantor; and

      (d) such other documents as the Administrative Agent and each Lender may now or hereafter reasonably require to give effect to, register and perfect the security interests created by the Guarantor's Security Documents in the jurisdiction where such charged assets are located.

                                   Article 11
                            DEFAULT AND ACCELERATION

11.1  Events of Default

      The occurrence of any one or more of the following events (each such event and the expiry of the cure period, if any, provided in connection therewith, being herein referred to as an "Event of Default") shall constitute a default under this Agreement:

      (a) if the Borrower shall fail to pay the principal of any Advance as and when the same becomes due and payable;

      (b) if the Borrower shall fail to pay interest on any Advance or to pay any other amount due hereunder within three Banking Days following the due date;

      (c) if the Borrower, any Guarantor or any other Subsidiary shall encumber any of its assets contrary to the provisions of Section 8.2(b) hereof and fails to discharge such Lien within a period of 15 days after notice in writing has been given by the Administrative Agent to the Borrower requiring such discharge;

      (d) if the Borrower shall default in the observance or performance of any agreement, covenant or condition contained in Section 8.1(a) and such failure shall remain unremedied for 15 days after notice in writing has been given by the Administrative Agent to the Borrower;

      (e) if the Borrower shall, or shall permit any Guarantor or any other Subsidiary to, default in the observance or performance of any agreement, covenant or condition contained in Section 8.2 (other than Section 8.2(b)) or 8.3;

      (f) if the Borrower, any Guarantor or any other Subsidiary shall default in any material respect in the observance or performance of any agreement, covenant or condition contained in this Agreement (other than a covenant or condition whose breach or default in performance is elsewhere in this Section 11.1 specifically dealt with) and such default shall not be remedied, if capable of remedy, within a period of 15 days after notice in writing thereof is given by the Administrative Agent to the Borrower;

      (g) if any one or more of the Borrower, the Guarantors or any other Subsidiary shall fail to pay the principal of, or premium or interest on, any Debt outstanding in a principal amount which, when aggregated with the principal amount of all other Debt in respect of which any of them has failed to pay the principal of, or premium or interest on, exceeds Cdn. $2,000,000 (or the Equivalent Amount in any other currency) (excluding Debt due to the Lenders hereunder and Debt owing by the Borrower or a Guarantor to any of its Subsidiaries) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or any other event of default or early termination event (howsoever described or designated) shall occur or condition shall exist, and shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to any such Debt and the effect of such event is to accelerate, or permit the acceleration of, Debt of either of them in a principal amount which, when aggregated with the principal amount of all other Debt of any of them which is, or may be, declared due and payable prior to its specified maturity as a result of an event of default, exceeds Cdn. $2,000,000 (or the Equivalent Amount in any other currency);

      (h) if the Borrower or any Guarantor or any material Subsidiary or any other Subsidiary which owns shares of a Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally as they become due or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Guarantor or any material Subsidiary or any other Subsidiary which owns shares of a Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Borrower or any Guarantor or any material Subsidiary or any other Subsidiary which owns shares of a Guarantor shall take any action to authorize any of the actions set forth above in this Section 11.1(h);

      (i) if any judgment or order or series of judgments or orders (whether or not related) for the payment of money in an aggregate amount in excess of Cdn. $1,000,000 (or the Equivalent Amount in any other currency), other than any judgment or order for which one or more of the Borrower, the Guarantors and their Subsidiaries will recover under a policy of insurance, shall be rendered against any one or more of the Borrower, the Guarantors and their Subsidiaries and (i) such judgment or order or series of judgments and/or orders are final with no further right of appeal and the Borrower has not satisfied the Required Lenders, acting reasonably, that the Borrower or the relevant Guarantor or Subsidiary is able to satisfy such judgment or order or series of judgments and/or orders; or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or series of judgments and/or orders, as the case may be; or (iii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order or series of judgments and/or orders, as the case may be, by reason of a pending appeal or otherwise, shall not be in effect;

      (j) if any representation or warranty made or deemed to be made by the Borrower or any Guarantor in any of the Loan Documents shall prove to have been incorrect or misleading in any material respect when made or deemed to be made;

      (k) if the Borrower, any Guarantor or any other Subsidiary shall be the subject of any proceeding or investigation pertaining to the discovery of any Hazardous Material on any property or the Release by such entity of any Hazardous Material or any violation of any Environmental Law shall occur which, in each case, could reasonably be expected to have a material and adverse effect on the financial condition or position of the Borrower and its Subsidiaries taken as a whole;

      (l) if the obligations of the Borrower or any Guarantor hereunder or under any other Loan Document shall cease to constitute the legal, valid and binding obligations of the Borrower or the Guarantors or shall cease to be in full force and effect or the Borrower or any Guarantor shall have contested the validity of any of the Loan Documents or denied that it had any liability under any of the Loan Documents;

      (m)   if  Dr.  Terence  H.  Matthews   ceases  to  Control   (directly  or
            indirectly) the Borrower or if any of MNI, MNSI or MNL ceases to be a direct or indirect wholly-owned Subsidiary of the Borrower;

      (n) if any of the Security shall cease to be a valid and perfected first priority security interest relative to third parties (subject to Permitted Encumbrances) and such Security is not restored to being a valid and perfected first priority security interest within five Banking Days after the earlier of (i) the Borrower or any Guarantor becoming aware thereof, or (ii) notice from the Administrative Agent or any Lender; or

      (o)   if the  Technology  Partnerships  Canada  Agreement  (as  defined in
            Section 8.1(e)(iv)) is cancelled or terminated or any event occurs (other than expiration in accordance with its terms) which entitles or permits the Government of Canada not to provide funding under such agreement or such agreement is amended in any manner which is adverse to the Borrower.

11.2  Acceleration

      Upon the occurrence of an Event of Default and at any time thereafter while an Event of Default is continuing, the Administrative Agent may or, if so directed by the Required Lenders, shall by written notice to the Borrower declare the Advances made to the Borrower to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare such Advances to be due and payable on demand of the Administrative Agent. If, pursuant to this Section 11.2, the Administrative Agent declares any Advances made to the Borrower to be due and payable on demand, then, and at any time thereafter, the Administrative Agent may by written notice to the Borrower call for repayment of such Advances on such date or dates as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder and the provisions of Section 11.4 shall apply) or withdraw its declaration with effect from such date as it may specify in such notice.

11.3  Remedies Cumulative and Waivers

      It is expressly understood and agreed that the rights and remedies of the Administrative Agent and the Lenders hereunder or under any other instrument executed pursuant to this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Administrative Agent or any Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Administrative Agent or any Lender may be lawfully entitled for such default or breach. Any waiver by the Administrative Agent and the Lenders of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by the Administrative Agent and the Lenders shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Administrative Agent or any Lender under this Agreement as a result of any other default or breach hereunder or thereunder.

      11.4 Suspension of Lenders' Obligations

      Without prejudice to the rights which arise out of this Agreement or by law, the occurrence of a Default or Event of Default shall, while such Default or Event of Default shall be continuing, relieve the Lenders of all obligations to make any Advances hereunder (whether or not a Drawdown Notice in respect of any such Advance shall have been received by the Administrative Agent prior to the occurrence of a Default or Event of Default) or to accept or comply with any Drawdown Notice or to convert any Advance into a Libor Advance or a Bankers' Acceptance Advance or to accept any Rollover Notice in respect of a Libor Advance or to accept or comply with any Conversion Notice converting an Advance into an Advance in a different currency.

11.5  Application of Payments After an Event of Default

      If any Event of Default shall occur and be continuing, all payments made by the Borrower hereunder shall be applied in the following order:

            (a) to amounts due hereunder as costs and expenses of the Administrative Agent;

            (b)   to amounts due hereunder as fees;

            (c) to any other amounts (other than amounts in respect of interest or principal) due hereunder;

            (d)   to amounts due hereunder as interest;

            (e)   rateably to amounts due hereunder as principal; and

            (f) any balance to the Borrower or as a court of competent jurisdiction shall determine.

                                   Article 12
                               SUCCESSOR COMPANIES

12.1  Certain Requirements in Respect of Merger, Etc.

      The Borrower shall not, and shall not permit the Guarantors to, enter into any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of any such amalgamation, of the continuing company (collectively, a "Reorganization") resulting therefrom, or whereby the obligation of the Borrower to pay amounts under this Agreement would become subject to novation or assumed or undertaken by any other such Person or continuing company, provided that (i) this Section 12.1 is not applicable to a Reorganization involving the Borrower and a wholly-owned Subsidiary of the Borrower; provided, however, in the event of such a Reorganization which involves an amalgamation or merger of the Borrower with any of its Subsidiaries, the Successor Corporation shall be required to execute and deliver the supplemental agreement and opinion referred to in Section 12.1(a) and take such other actions and deliver such other documents and agreements as may be necessary to ensure that the perfection and priority of the Security is not impaired; and (ii) it may do so and such Person or continuing company (the "Successor Corporation") shall become a party to this Agreement if:

      (a) the Successor Corporation shall execute and/or deliver to the Administrative Agent an agreement supplemental hereto in form reasonably satisfactory to the Administrative Agent and the Lenders and execute and/or deliver such other instruments, if any, which to the reasonable satisfaction of the Lenders and in the opinion of Counsel to the Borrower addressed to the Administrative Agent and the Lenders, are necessary to evidence the agreement of the Successor Corporation to observe and perform all the covenants and obligations of the Borrower under this Agreement and any other Loan Document and to be bound by all the terms of this Agreement and any other Loan Document so far as they relate to the Borrower, which instruments, if any, shall be in form reasonably satisfactory to the Administrative Agent and the Lenders;

      (b) such transaction shall, to the reasonable satisfaction of the Administrative Agent and the Lenders and in the opinion of Counsel to the Borrower addressed to the Administrative Agent and the Lenders, be upon such terms as to preserve and not to impair any of the rights and powers of the Administrative Agent and the Lenders;

      (c)   the perfection and priority of the Security shall not be impaired;

      (d) all Other Taxes payable as a result of such transaction have been paid by such Successor Corporation;

      (e) such transaction will not result in any claim for increased costs pursuant to Section 5.1 or result in any Tax being levied on or payable by the Administrative Agent or any Lender (except for Taxes on the overall net income or capital of the Administrative Agent or any Lender provided there is no increase in such Taxes as a result of such transaction);

      (f)   such  transaction  will  not  cause,  or  have  the  result  of  the
            Administrative   Agent  or  any  Lender  being  in  default   under,
            non-compliance with, or violation of, any Applicable Law;

      (g) an opinion of counsel to the Successor Corporation substantially in the form and as to matters addressed in the opinion of Counsel to the Borrower delivered pursuant to Section 6.1 shall have been delivered to the Administrative Agent and the Lenders;

      (h) the creditworthiness of the Successor Corporation (as determined by the Administrative Agent and each Lender in its sole discretion) shall not be less than the creditworthiness of the Borrower or the relevant Guarantor immediately prior to giving effect to such transaction; and

      (i) no Default or Event of Default shall have occurred and be continuing or will occur as a result of such transaction.

12.2  Vesting of Powers in Successor

      Except in the case of an amalgamation or other transaction pursuant to which the Successor Corporation is liable for all of the obligations of the Borrower by operation of law, whenever the conditions of Section 12.1 above have been duly observed and performed, the Administrative Agent and each Lender shall execute and deliver the supplemental agreement provided for in Section 12.1(a) and thereupon:

      (a) the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Borrower under this Agreement in its own name or in the name of the Borrower or otherwise and any act or proceeding by any provision of this Agreement or the Security Documents required to be done and performed with like force and effect by the like directors or officers of the Successor Corporation; and

      (b) at the request of the Borrower, the Borrower shall be released from its liability and obligations under this Agreement and the
            Administrative Agent and the Lenders, at the request and at the expense of the Borrower, shall execute and deliver to the Borrower such instruments as shall reasonably be requisite to evidence such release.

                                   Article 13
                       COSTS, EXPENSES AND INDEMNIFICATION

13.1  Costs and Expenses

      The Borrower shall pay promptly, upon request by the Administrative Agent accompanied by reasonable supporting documentation or other evidence, all reasonable costs and expenses in connection with preparation, printing, execution and delivery of this Agreement and the other documents to be delivered hereunder including, without limitation, the reasonable fees and out-of-pocket expenses of the Administrative Agent's Counsel with respect thereto. Except for ordinary expenses of the Administrative Agent relating to the day-to-day administration of this Agreement, the Borrower further agrees to pay all reasonable costs and expenses (including reasonable fees and expenses of counsel, accountants and other experts) in connection with the interpretation, preservation or enforcement of rights of the Administrative Agent and each Lender under this Agreement and the Security Documents including, without limitation, all reasonable costs and expenses sustained by them as a result of any failure by the Borrower or any Guarantor to perform or observe their obligations contained in this Agreement and all costs incurred in connection with obtaining any required consents, approvals or authorizations contemplated by Section 8.1(p) and otherwise in enforcing and realizing upon the Security.

13.2  Indemnification by the Borrower

      In addition to any liability of the Borrower to the Administrative Agent and each Lender under any other provision hereof, the Borrower shall indemnify the Administrative Agent and each Lender and hold the Administrative Agent and each Lender harmless against any reasonable costs or expenses incurred by the Administrative Agent and each Lender as a result (i) of any failure by the Borrower or any Guarantor to fulfil any of its obligations hereunder in the manner provided herein including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by the Administrative Agent and each Lender to fund or maintain any Advance as a result of the failure of the Borrower to complete a Drawdown or to make any repayment or other payment on the date required hereunder or specified by it in any notice given hereunder (but excluding costs arising solely out of loss of anticipated profits); or (ii) the failure of the Borrower to pay any other amount including, without limitation, any interest or fee due hereunder on its due date; or (iii) as a result of the prepayment or repayment by the Borrower of any Libor Advance prior to its date of maturity or the last day of the then current Interest Period for such Libor Advance, including, without limiting the generality of the foregoing, any repayment or prepayment resulting from the circumstances referred to in Section 2.6(b).

13.3  Funds

      Each amount advanced, made available, disbursed or paid hereunder shall be advanced, made available, disbursed or paid, as the case may be, in immediately available funds or, after notice from the Administrative Agent, in such other form of funds as may from time to time be customarily used in Toronto, Canada in the settlement of banking transactions similar to the banking transactions required to give effect to the provisions of this Agreement on the day such advance, disbursement or payment is to be made.

13.4  General Indemnity

      (a) Indemnity. Subject to paragraphs (b), (c) and (d) below, the Borrower agrees to indemnify and save harmless the Administrative Agent, each Lender and each of their respective officers, directors, employees, agents, advisors, representatives and affiliates (collectively, the "Indemnitees" and individually, an "Indemnitee") from and against any and all liabilities, costs, claims, damages, penalties, losses and expenses (including reasonable legal fees and disbursements of counsel but excluding loss of profits and consequential damages) (collectively, the "Losses") as a result of any claims, actions or proceedings ("Claims") asserted against the Indemnitees by a Person other than the Indemnitees in connection with the agreement of the Administrative Agent and each Lender to provide the Facility, the commitment of the Lenders to establish the Facility and the Advances made by the Lenders including, without limitation:
(i) the costs of defending and/or counterclaiming or claiming over against third parties in respect of any Claim; and (ii) subject to the provisions set forth in paragraph (d) below, any Losses arising out of a settlement of any Claim made by the Indemnitees.

      (b) Limitations to Indemnity. The foregoing obligations of indemnification shall not apply to any Losses suffered by the Indemnitees or any of them or to any Claim asserted against the Indemnitees or any of them to the extent such Loss or Claim has resulted from the gross negligence or wilful misconduct of the Indemnitees or any of them.

      (c) Notification. Whenever an Indemnitee shall have received notice that a Claim has been commenced or threatened, which, if successful, would subject the Borrower (the "Indemnifying Party") to the indemnity provisions of this Section 13.4, the Indemnitee shall, as soon as reasonably possible, notify (to the extent permitted by law) the Indemnifying Party in writing of the Claim and of all relevant information the Indemnitee possesses relating thereto; provided, however, that failure to so notify the Borrower shall not release it from any liability which it may have on account of the indemnity set forth in this
Section 13.4, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure.

      (d) Defence and Settlement. The Indemnifying Party shall have the right, but not the obligation, to assume the defence of any Claim in any jurisdiction with legal counsel of reputable standard in order to protect the rights and interest of the Indemnitees. In such respect, (i) the Indemnifying Party shall require the consent of the Indemnitees of the choice of legal counsel in connection with the Claim, which consent shall not be unreasonably withheld or delayed; and (ii) without prejudice to the rights of the Indemnitees to retain counsel and participate in the defence of the Claim, the Indemnifying Party and the Indemnitees shall make all reasonable efforts to co-ordinate their course of action in connection with the defence of such Claim. The related costs and expenses sustained in such respect by the Indemnitees shall be at the expense of the Indemnifying Party, provided that the Indemnifying Party shall only be liable for the costs and expenses of one firm of separate counsel in addition to the cost of any local counsel that may be required. If the Indemnifying Party fails to assume defence of the Claim, the Indemnitees will (upon further notice to the Borrower) have the right to undertake, at the expense of the Borrower and the Guarantors, the defence, compromise or settlement of the Claim on behalf and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defence of the Claim at any time prior to settlement, compromise or final determination thereof.

      Notwithstanding the foregoing, in the event the Indemnitee, acting reasonably, does not agree with the manner or timeliness in which the legal counsel of the Indemnifying Party is carrying on the defence of the Claim, or, pursuant to the opinion of a reputable counsel retained by the Indemnitee, there may be one or more legal defences available different from the one carried on by the legal counsel of the Indemnifying Party, the Indemnitee shall have the right to assume its own defence in the Claim by appointing its own legal counsel. The costs and the expenses sustained by the Indemnitee shall be at the expense of the Indemnifying Party provided that the Indemnifying Party shall only be liable for the costs and expenses of one firm of separate counsel, in addition to the costs of any local counsel that may be required.

      The Indemnifying Party shall not be liable for any settlement of any Claim effected without its written consent (which shall not be unreasonably withheld or delayed). In addition, the Indemnifying Party will not, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any Claim or threatened Claim in respect of which indemnification or contribution may be sought hereunder.

      If an offer for settlement made to any Indemnitee and which the Indemnifying Party has recommended for acceptance is rejected by the Indemnitee and the final liability of the Indemnitee in respect of such action and all related damages is greater than such offer, the liability of the Indemnifying Party will only be to indemnify the Indemnitee up to the amount of such offer.

13.5  Environmental Claims

      (a) Indemnity. Subject to paragraphs (b), (c) and (d) below, the Borrower agrees to indemnify and save harmless each of the Indemnitees from and against any and all Losses as a result of any Claims asserted against the Indemnitees by a Person other than the Indemnitees with respect to any material presence or the Release on, into, onto, under or from any property which at any time was owned, used, occupied, operated or under the control of any of the Borrower, the Guarantors or any of the Subsidiaries of any of the foregoing of any Hazardous Material (as hereinafter defined) or which arises out of or in connection with any action of, or failure to act by, the Borrower, a Guarantor or any other Subsidiary or any predecessor or successor thereof in contravention of any Environmental Laws including, without limitation: (i) the costs of defending and/or counterclaiming or claiming over against third parties in respect of any Claim; and (ii) subject to the provisions set forth in paragraph (d) below, any Losses arising out of a settlement of any Claim made by the Indemnitees.

      (b) Limitations to Indemnity. The foregoing obligations of indemnification shall not apply to any Losses suffered by the Indemnitees or any of them or to any Claim asserted against the Indemnitees or any of them which relates, directly or indirectly, to any action or omission of any of the Indemnitees while in possession or control of the property of the Borrower, any Guarantor or any other Subsidiary which is grossly negligent or constitutes wilful misconduct.

      (c) Notification. Whenever an Indemnitee shall have received notice that a Claim has been commenced or threatened, which, if successful, would subject the Borrower to the indemnity provisions of this Section 13.5, the Indemnitee shall, as soon as reasonably possible and in any event on or before the expiry of the date (the "Notification Date") which is the earlier of (i) the tenth Banking Day after the receipt of such notice by the Administrative Agent, and (ii) such date as will afford sufficient time for the Borrower to prepare and file a timely answer to the Claim, notify the Borrower of the Claim and of all relevant information the Indemnitee possesses relating thereto. If the Indemnitee shall fail to so notify the Borrower and provide it with such information on or before the Notification Date, the Borrower shall not have any liability hereunder in respect of any Losses suffered by the Indemnitees in respect of such Claim to the extent such Losses may be reasonably attributable to such failure by the Indemnitee.

      (d) Defence and Settlement. The provisions of Section 13.4(d) shall apply to any Claims under this Section 13.5.

                                   Article 14
                            THE ADMINISTRATIVE AGENT

14.1  The Administrative Agent

      Each Lender hereby irrevocably appoints the Administrative Agent to act as its Administrative Agent in connection with this Agreement, the Loan Documents, and any matter contemplated hereunder, and authorizes irrevocably the Administrative Agent to exercise such rights, powers and discretions as are delegated to the Administrative Agent pursuant to this Agreement, the Loan Documents, and any matter contemplated thereunder, together with all such rights, powers and discretions as are incidental hereto or thereto. The Borrower may in all respects assume that the Administrative Agent has obtained all necessary authorities from the Lenders and is acting in full conformity with this Article 14 at all times. The Administrative Agent shall have only those duties and responsibilities which are expressly specified in this Agreement, and it may perform such duties by or through its agents or employees. This Agreement shall not place the Administrative Agent under any fiduciary duties in respect of any Lender.

14.2  The Administrative Agent's Responsibility

      The Administrative Agent may:

      (a)   assume that:

            (i) any representation made by the Borrower in or in connection with any of this Agreement or any Drawdown Notice is true;

            (ii)  no Event of Default has occurred; and

            (iii) the  Borrower  is not in  breach  of or in  default  under its obligations under any of this Agreement or any Bankers' Acceptances;

            and the Administrative Agent may also:

      (b) unless it has actual knowledge or actual notice to the contrary, assume that each Lender's address is that identified with its signature below until it has received from such Lender a notice designating some other office of such Lender as its address and act upon any such notice until the same is superseded by a further such notice;

      (c) engage and pay for the advice or services of any lawyers, accountants or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

      (d) unless it has actual knowledge or actual notice to the contrary, rely as to matters of fact which might reasonably be expected to be within the knowledge of the Borrower upon a statement signed by or on behalf of the Borrower;

      (e) unless it has actual knowledge or actual notice to the contrary, rely upon any communication or document believed by it to be genuine;

      (f) refrain from exercising right, power or discretion vested in it under this Agreement unless and until instructed by the Required Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

      (g) refrain from exercising any right, power or discretion vested in it which would or might in its opinion be contrary to any law of any jurisdiction or any directive or otherwise render it liable to any Person, and may do anything which is in its opinion necessary to comply with any such law or directive;

      (h) retain for its own benefit, and without liability to account for, any fee or other sum receivable by it for its own account;

      (i) accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party (including any Affiliate thereof) to this Agreement; and

      (j) refrain from acting in accordance with any instructions of the Required Lenders to begin any legal action or proceeding arising out of or in connection with any of this Agreement or any Bankers' Acceptance until it shall have received such security as it may require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instruction.

14.3  Administrative Agent's Duties

      The Administrative Agent shall:

      (a) promptly upon receipt thereof, inform each Lender of the contents of any notice, document, request or other information received by it in its capacity as Administrative Agent hereunder from the Borrower;

      (b) promptly notify each Lender of the occurrence of any Event of Default or any default by the Borrower in the due performance of its obligations under this Agreement or any document incidental thereto to which it is expressed to be a party and of which the Administrative Agent has actual knowledge or actual notice;

      (c) each time the Borrower requests the prior written consent of the Required Lenders, use its best efforts to obtain and communicate to the Borrower the response of the Required Lenders in a reasonable and timely manner having due regard to the nature and circumstances of the request;

      (d) subject to the foregoing provisions of this Section 14.3, act in accordance with any instructions given to it by the Required Lenders; and

      (e) if so instructed by the Required Lenders, refrain from exercising any right, power or discretion vested in it under this Agreement or any document incidental thereto.

14.4  Protection of Administrative Agent

      Notwithstanding anything to the contrary expressed or implied herein, the Administrative Agent shall not:

      (a)   be bound to enquire as to:

            (i) whether any representation made by the Borrower in or in connection with this Agreement or any document incidental thereto is true;

            (ii)  the occurrence of any Event of Default;

            (iii) the performance by the Borrower of its  obligations  under any of this Agreement or any document incidental thereto;

            (iv) any breach of or default by the Borrower of or under its obligations under this Agreement or any document incidental thereto; or

            (v) the use or application by the Borrower of any of the proceeds of the Facility;

      (b) be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account;

      (c) be bound to disclose to any Person any information relating to the Borrower if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person; or

      (d) accept any responsibility for the accuracy and/or completeness of any information supplied in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement, any Bankers' Acceptance or any document incidental hereto or thereto and the Administrative Agent shall not be under any liability to any Lender as a result of taking or omitting to take any action in relation to the Agreement, any Bankers' Acceptance or any document incidental hereto or thereto save in the case of gross negligence or wilful misconduct, and each of the Lenders agrees that it will not assert or seek to assert against any director, officer, employee or agent of the Administrative Agent any claim it might have against any of them in respect of the matters referred to in this Section 14.4.

14.5  Indemnification of Administrative Agent

      Each Lender shall, on demand by the Administrative Agent, indemnify the Administrative Agent pro rata in accordance with each such Lender's Participation at the time of such demand against any and all costs, claims, reasonable expenses (including legal fees) and liabilities which the Administrative Agent may incur (and which have not been reimbursed by the Borrower), otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as Administrative Agent under this Agreement, any Bankers' Acceptance or any document incidental hereto or thereto.

14.6  Termination or Resignation of Administrative Agent

      (a) Notwithstanding the irrevocable appointment of the Administrative Agent, the Required Lenders may (with the consent of the Borrower not to be unreasonably withheld), upon giving the Administrative Agent 90 days' prior written notice to such effect, terminate the

Administrative   Agent's   appointment   hereunder  provided  that  a  successor
Administrative Agent has been appointed at or prior to expiry of such notice.

      (b) The Administrative Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving written notice to such effect to each of the other parties hereto. Such resignation shall not be effective until a successor Administrative Agent has been appointed.

      (c) In the event of any such termination or resignation, the Required Lenders shall appoint a successor Administrative Agent acceptable to the Borrower, deliver copies of the Accounts to such successor and the retiring Administrative Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Article 14 and the Administrative Agent's successor and each of the other parties hereto shall have the same rights and obligations among themselves as they would have had if such successor originally had been a party hereto as Administrative Agent.

14.7  Rights of Administrative Agent as Lender

      With respect to its portion of the Committed Amount and its Participation, and to Bankers' Acceptances, the Administrative Agent shall have the same rights and powers under this Agreement and any Bankers' Acceptances as any other Lender, and it may exercise such rights and powers as though it were not performing the duties and functions delegated to it as Administrative Agent hereunder, and the term "Lender" or any other similar term shall, unless the context otherwise requires, include the Administrative Agent in its capacity as a Lender.

14.8  Authorized Waivers, Variations and Omissions

      If so authorized in writing by the Required Lenders, the Administrative Agent may grant waivers, consents, vary the terms of this Agreement and do or omit to do all such acts and things in connection herewith or therewith. Except with the prior written agreement of all the Lenders, nothing in this Section
14.8 shall authorize (i) any decrease in the Applicable Margin, the Stamping Fee, the Standby Fee or the Libor Margin, (ii) any extension of the date for, or alteration in the amount, currency or mode of calculation or computation of any payment of principal or interest or other amount, (iii) any increase in the Committed Amount of a Lender (other than as referred to in Section 2.6(b)), (iv) any extension of the Final Maturity Date, (v) any change in the terms of Articles 9, 10 or 13, (vi) any change in the definition of Required Lenders
(vii) the release of the Borrower or any Guarantor from its obligations under any Loan Document or (viii) any amendments to this Section 14.8.

14.9  Financial Information Concerning Borrower

      Subject to Section 14.3(a), the Administrative Agent shall not have any duty or responsibility either initially or on a continuing basis to provide any Lender with any credit or other information with respect to the financial condition and affairs of the Borrower.

14.10 Knowledge of Financial Situation of Borrower

      Each of the Lenders represents and warrants to the Administrative Agent that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and continuation of its Participation in this Agreement and that it has not relied on any information provided to it by the Administrative Agent in connection herewith or therewith, and each Lender represents and warrants to the Administrative Agent that it shall continue to make its own appraisal of the creditworthiness of the Borrower from time to time.

14.11 Legal Proceedings

      The Administrative Agent shall not be obligated to take any legal proceedings against the Borrower or any other Person for the recovery of any amount due under this Agreement or under any Bankers' Acceptances. No Lender shall bring legal proceedings against the Borrower or any other Person hereunder or in connection herewith, or exercise any right arising hereunder or in connection herewith over the property and assets of the Borrower or any other Person without the prior written consent of the Required Lenders.

14.12 Capacity as Administrative Agent

      In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as the Administrative Agent of the Lenders and shall not assume, and shall not be deemed to have assumed, any obligation as agent or trustee for the Borrower or any other Person. The Administrative Agent shall not be under any liability or responsibility of any kind to the Borrower, the Lenders, or to any other Person arising out of or in relation to any failure or delay in performance or breach by any Lender or Lenders or, as the case may be, by the Borrower or any other Person pursuant to or in any way in connection with this Agreement.

14.13 Capacity as Lead Arranger

      The Borrower and the Lenders and the Administrative Agent hereby agree and confirm that BMO has performed its functions and duties in connection with the arrangement of the Facility and shall not be under any liability or responsibility of any kind to the Borrower, the Lenders, the Administrative Agent or any of them arising out of or in relation to the arrangement of the Facility or this Agreement.

14.14 Deposits or Loans Respecting the Borrower

      The Administrative Agent and each of the Lenders may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower without liability to account to the Administrative Agent or any Lender.

                                   Article 15
                                     GENERAL

15.1  Term

      The Facility shall expire on the Maturity Date.

15.2  Survival

      All covenants, agreements, representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Borrower, the Guarantors or any other Subsidiary shall survive the execution and delivery of this Agreement and the making of the Drawdown hereunder and shall continue in full force and effect so long as there is any obligation of the Borrower to the Administrative Agent or any Lender hereunder.

15.3  Benefit of the Agreement

      This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Borrower and the successors and permitted assigns of the Administrative Agent and the Lenders.

15.4  Notices

      All notices, requests, demands or other communications to or from the parties hereto shall be in writing and shall be given by overnight delivery service, by hand delivery or by telecopy to the addressee as follows:

      (i) If to the Borrower:

          Mitel Networks Corporation
          350 Legget Drive
          Ottawa, Ontario K2K 2W7

          Attention:  Treasurer

          Telecopier: 613-591-2320
          Telephone:  613-591-2122, ext. 4431

          and with respect to any matters relating to an Event of Default, a copy to the Corporate Counsel of the Borrower at Telecopier: 613-592-7802;

      (ii) If to the Administrative Agent:

           BMO Nesbitt Burns Inc.
           Structured and Project Lending
           1 First Canadian Place
           4th Floor, P.O. Box 150
           Toronto, Ontario
           M5X 1H3

           Attention:   Genga T. Arulampalam

           Telecopier:  416-867-6977
           Telephone:   416-359-6996

      (iii) If to a Lender:

            To the address set forth next to its signature on the signature page of this Agreement or at such other address or to such other individual as the Borrower may designate by notice to the Administrative Agent or the Administrative Agent may designate by notice to the Borrower. If any notice, request, demand or other communication is delivered or transmitted on a day other than a Banking Day or after 3:00 p.m. on any Banking Day, the same shall be deemed to have been effectively given and received on the next following Banking Day.

15.5  Amendment and Waiver

      This Agreement and documents collateral hereto may be modified or amended and a waiver of any breach of any term or provision of this Agreement shall be effective only if the Borrower and the Administrative Agent and the Required Lenders or each Lender, as the case may be, so agree in writing. A waiver of any breach of any term or provision of this Agreement shall be limited to the specific breach waived.

15.6  Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the Administrative Agent, the Lenders and the Borrower agree that any legal suit, action or proceeding arising out of this Agreement may be instituted in the courts of Ontario, and each of the Administrative Agent, the Lenders and the Borrower hereby accepts and irrevocably submits to the non-exclusive jurisdiction of said courts and acknowledges their competence and agrees to be bound by any judgment thereof.

15.7  Further Assurances

      The Borrower shall promptly cure any default in its execution and delivery of this Agreement. The Borrower, at its expense, will promptly execute and deliver, or cause to be executed and delivered, to the Administrative Agent and the Lenders, upon request, all such other and further documents, agreements, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of the Borrower and the Guarantors hereunder or under the Security Documents or more fully to state the obligations of the Borrower and the Guarantors as set out herein or therein or to make any recording, file any notice or obtain any consents, all as may be necessary or appropriate in connection therewith. The Borrower covenants and agrees to, and covenants and agrees to cause MNI and MNSI to, use reasonable efforts to execute and deliver, within a reasonable time after the Closing Date, to the Administrative Agent all such documents, agreements, certificates and instruments or to make any recording, file any notice or obtain any consents in order to grant Harris Bank pari passu security with the Administrative Agent over the assets of the Borrower, MNI and MNSI.

15.8  Enforcement and Waiver by the Lenders

      The Administrative Agent and the Lenders shall have the right at all times to enforce the provisions of this Agreement and agreements to be delivered pursuant hereto in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Administrative Agent and the Lenders in refraining from so doing at any time or times. The failure of the Administrative Agent and the Lenders at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same. All rights and remedies of the Administrative Agent and the Lenders are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

15.9  Execution in Counterparts

      This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

15.10 Assignment by the Borrower

      The rights and obligations of the Borrower under this Agreement are not assignable to any other Person, except in accordance with Article 12, without the prior written consent of the Administrative Agent and the Lenders in its sole discretion.

15.11 Assignments and Transfers by the Lenders

      (a) With the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed, any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Section 15.11(b) all or any of its rights, benefits and obligations hereunder to another Person (the "Transferee"); provided that any partial assignment or transfer shall be with respect to a minimum commitment of Cdn.

$5,000,000 and integral multiples of Cdn. $100,000 in excess thereof or such lesser amount as will result in each of the Lender and the Transferee having a minimum commitment of Cdn. $5,000,000. Notwithstanding the foregoing, the consent of the Borrower is not required in connection with the assignment or transfer of all or any of the rights, benefits and obligations hereunder to (i) any Subsidiary or Affiliate of the Lender, provided (A) that, in either case, any such assignment or transfer does not give rise to a claim for increased costs pursuant to Article 5 and (B) that the Lender shall notify the Borrower in the event such Subsidiary or Affiliate is a non-resident for purposes of the Income Tax Act (Canada) to permit the Borrower to make any applicable withholding tax remittances, if any, or (ii) to any financial institution or to any other Person if an Event of Default has occurred and is continuing.

      (b) If a Lender assigns all or any of its rights and benefits hereunder in accordance with Section 15.11(a), then, unless and until the Transferee has agreed with the Lender and the Borrower pursuant to a transfer agreement substantially in the form of Schedule J hereto (or such other form as may be agreed to by the Lender and the Borrower) that the Transferee shall be bound by the same obligations of the Lender as the Transferee would have been under if the Transferee had been an original party hereto, the Borrower shall not be obliged to recognize such Transferee as having the rights against the Borrower which the Transferee would have had if the Transferee had been such a party hereto.

      (c) A Lender may participate all or any part of its interest hereunder, provided that any such participation does not give rise to a claim for increased costs pursuant to Article 5. The Borrower shall not be obligated to deal with any participant and shall be entitled to deal solely with the Lender and the Lender shall not be released from any of its obligations to the Borrower or the Guarantors as a result of such participation except to the extent that the participant has fulfilled such obligations. Such participants shall be bound to the same confidentiality provisions with respect to the Facilities and the Borrower and each Guarantor as are applicable to the Lender.

15.12 Set-Off

      If an Event of Default has occurred and is continuing, each Lender shall have the right to set off against any accounts, credits or balances maintained by the Borrower or any of the Guarantors with the Lender any amount due hereunder. Except for payments to a Lender from the Administrative Agent which were received by the Administrative Agent for the account of such Lender in accordance with the provisions of this Agreement, if any Lender shall at any time receive payment or satisfaction of all or a part of any amounts payable hereunder, whether by set-off or otherwise, in a proportion which, in relation to any amounts received by any other Lender or Lenders at the same time, represents more than its pro rata Participation, then such Lender shall notify the Administrative Agent thereof and pay to the Administrative Agent for the account of the other Lenders such amount as will ensure that each Lender will receive a proportion of such payment equal to such Lender's pro rata Participation. In the event that at any time any Lender shall be required to refund any amount which has been paid to or received by it by set-off or otherwise on account of any part of the Advances, interest thereon or any other amount payable hereunder and which has been paid to any other Lender pursuant to this Section

15.12, such other Lender shall repay a proportionate amount of the amounts so refunded without interest. If a Lender is required to make any payment to any other Lender pursuant to this Section 15.12, then, subject to the foregoing sentence, the liability of the Borrower to the Lender making such payment under this Agreement shall be treated as not having been reduced by the amount of such payment and the liability of the Borrower to any Lender receiving such payment shall be treated as having been reduced by the amount of the payment received by such Lender.

15.13 Time of the Essence

      Time shall be of the essence in this Agreement.

15.14 Judgment Currency

      To the extent permitted by applicable law, if any judgment or order is rendered and expressed in a currency other than the currency (the "Agreement Currency") in which amounts are payable under the Facility (i) for the payment of any amount owing by the Borrower in respect of the Facility or this Agreement, or (ii) in respect of a judgment or order of another court for the payment of any amount described in (i) above, the Administrative Agent and each Lender, after recovery in full of the aggregate amount to which the Administrative Agent and each Lender is entitled pursuant to the judgment or order, will be entitled to receive immediately from the Borrowers the amount of any shortfall in the Agreement Currency received by the Administrative Agent and each Lender as a consequence of sums paid in such other currency and will refund promptly to the Borrower any excess of the Agreement Currency received by the Administrative Agent and each Lender as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Agreement Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which the Administrative Agent and each Lender is able, acting in a reasonable manner and in good faith in converting the currency received into the Agreement Currency, to purchase the Agreement Currency with the amount of the currency of the judgment or order actually received by the Administrative Agent and each Lender. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Agreement Currency. Any amount due from the Borrower under the provisions of this Section 15.14 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of the Facility or this Agreement.

15.15 Equal Ranking of Lenders

      The Lenders, and to the extent necessary, the Borrower, agree as between themselves that any indebtedness of the Borrower towards any Lender hereunder, in respect of any Advance or any Bankers' Acceptance, or otherwise hereunder shall at all times rank equally and without preference or distinction with the indebtedness of the Borrower towards any other Lender hereunder.

15.16 Sharing of Information

      The Borrower agrees that the Administrative Agent and the Lenders may share amongst themselves any information which any of them may possess concerning the Borrower in respect of the Borrower's undertakings, obligations or indebtedness towards any Lender pursuant to this Agreement, any Advance and any Bankers' Acceptance, as well as any payment received from the Borrower by any Lender.

15.17 Continuing Obligations and Liabilities

      Each of the Borrower and BMO agrees and confirms that all of its liabilities and obligations under the Existing Credit Agreement existing on the Closing Date are amended and restated by this Agreement and continue in full force and effect hereunder, except to the extent amended by this Agreement.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                                          MITEL NETWORKS CORPORATION

                                          by
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                           BANK OF MONTREAL, as

                                           Administrative Agent And Lead
                                           Arranger
                                           by
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                           BANK OF MONTREAL, as Lender

                                           by
                                                  ------------------------------
                                                  Name:
                                                  Title:

Address:

BMO Nesbitt Burns Inc.
Structured and Project Financing
1 First Canadian Place
4th Floor, P.O. Box 150
Toronto, Ontario
M5X 1H3

                     SCHEDULE A - BORROWING BASE CERTIFICATE

                          SCHEDULE B - DRAWDOWN NOTICE

To:   Bank of Montreal
      Structured and Project Lending
      100 King Street West
      1 First Canadian Place
      4th Floor, P.O. Box 150
      Toronto, Ontario
      M5X 1H3

      Attention:  Manager

      This Drawdown Notice is being delivered pursuant to the amended and restated loan agreement made as of April |X|, 2004 (the "Credit Agreement") made between the Borrower, the Administrative Agent and the Lenders. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

      We hereby request the following Advance on __________________, _______. The Advance shall be pursuant to:

      check the applicable boxes

      O     Prime Rate Advance in the principal amount of Cdn.$____________.

      O     Bankers'  Acceptance  Advance  in  the  aggregate  Face  Amount  and principal amount of Cdn.$__________ having a term of _____ days.

      O     Libor  Advance  in the  amount of  U.S.$____________  and  having an
              Interest Period of _____ months.

      O     U.S. Base Rate Advance in the amount of U.S.$____________.

      O     Letter  of Credit in the Face  Amount  of  Cdn.$____________  and/or
              U.S.$____________  with  ________________  as beneficiary having a term of days.

                  Payment instructions:   _____________________________________

                                          _____________________________________

                                          _____________________________________

      The representations and warranties set forth in Section 7.1 of the Credit Agreement are, mutatis mutandis, true and correct in all material respects on and as of the date hereof, both before and after giving effect to the Drawdown of the requested Advance and to the application of proceeds therefrom, by reference to the facts and circumstances now existing and assuming that each of such representations and warranties and the Schedules referred to therein had been amended to reflect any notices provided by the Borrower to the Administrative Agent in respect of the matters dealt with therein and, with respect to the representation set forth in Section 7.1(g) of the Credit Agreement, the reference to the date January 25, 2004 shall be deemed to be a reference to the date of the financial statements of the Borrower most recently delivered pursuant to Section 8.1(a) of the Credit Agreement and, with respect to unaudited financial statements, that such statements fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of their operations for the financial period then ended, in accordance with GAAP consistently applied, subject to normal year end audit adjustments.

      No Default or Event of Default has occurred and is continuing, nor shall any such event occur as a result of making the requested Advance or the application of proceeds therefrom.

      DATED this _____ day of _____________________, ________.


                                          MITEL NETWORKS CORPORATION

                                          by
                                                  -----------------------------
                                                  Name:     |X|
                                                  Title:    |X|

                                          by
                                                  -----------------------------
                                                  Name:     |X|
                                                  Title:    |X|

                         SCHEDULE C - CONVERSION NOTICE

To:   Bank of Montreal
      100 King Street West
      1 First Canadian Place
      4th Floor, P.O. Box 150
      Toronto, Ontario
      M5X 1H3

      Attention:Manager

      This Conversion Notice is being delivered pursuant to the amended and restated loan agreement made as of April |X|, 2004 (the "Credit Agreement") made between the Borrower, the Administrative Agent and the Lenders. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

      We  hereby  request  the  following  Conversions  on   __________________,
_______. The Conversions shall be as set forth below:

      check the applicable boxes

      0     Prime Rate  Advance  in the  principal  amount of  Cdn.$____________
              shall be converted into a Bankers' Acceptance Advance having a term/Interest Period of _____ days.

      0     Prime Rate  Advance  in the  principal  amount of  Cdn.$____________
              shall be  converted  into  an  Equivalent  Amount U.S.  Base  Rate
              Advance.

      0     Prime  Rate  Advance  in the  principal  amount  of  Cdn.$  shall be converted __________________ into an Equivalent Amount Libor Advance having an Interest Period of months.

      0     Bankers'    Acceptance   in   the    aggregate    Face   Amount   of
              Cdn.$____________ shall be converted into a Prime Rate Advance.

      0     Bankers'    Acceptance   in   the    aggregate    Face   Amount   of
              Cdn.$__________ shall be converted into an Equivalent Amount U.S. Base Rate Advance.

      0     Bankers'    Acceptance   in   the    aggregate    Face   Amount   of
              Cdn.$__________ shall be converted into an Equivalent Amount Libor Advance having an Interest Period of months.

      0     Libor Advance in the principal amount of U.S.$____________  shall be converted into a U.S. Base Rate Advance.

      0     Libor Advance in the principal amount of U.S.$____________  shall be converted into an Equivalent Amount Prime Rate Advance.

      0     Libor Advance in the  principal  amount of U.S. $ shall be converted into an Equivalent Amount Bankers' Acceptance Advance having a term/Interest Period of days.

      0     U.S. Base Rate Advance in the principal amount of  U.S.$____________
              shall be converted into a Libor Advance having an Interest Period of _____ months.

      0     U.S. Base Rate Advance in the principal amount of  U.S.$____________
              shall be converted into an Equivalent Amount Prime Rate Advance.

      0     U.S.  Base Rate  Advance in the  principal  amount of U.S.$ shall be
              ---------------------- converted into an Equivalent Amount Bankers' Acceptance Advance having a term/Interest Period of days.


      No Default or Event of Default has occurred and is continuing, nor shall any such event occur as a result of making the requested conversion.

      DATED this _____ day of _____________________, ________.



                                         MITEL NETWORKS CORPORATION

                                         by
                                                 -----------------------------
                                                 Name:     |X|
                                                 Title:    |X|

                                         by
                                                 -----------------------------
                                                 Name:     |X|
                                                 Title:    |X|

                          SCHEDULE D - ROLLOVER NOTICE

To:    Bank of Montreal
       Structured and Project Lending
       100 King Street West
       1 First Canadian Place
       4th Floor, P.O. Box 150
       Toronto, Ontario
       M5X 1H3

       Attention: Manager

      This Rollover Notice is being delivered pursuant to the amended and restated loan agreement made as of April |X|, 2004 (the "Credit Agreement") made between the Borrower, the Administrative Agent and the Lenders. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Credit Agreement.

      We hereby request the following:

      check the applicable box

      0 Rollover in respect of the Libor Advance currently outstanding in the amount of U.S.$____________ and with an Interest Period ending on _____________, ______. The next Interest Period for such Libor Advance commencing on such date is to be _____ months.

      0 Acceptance of Bankers' Acceptances in the aggregate Face Amount and principal amount of Cdn.$____________ having a term of _____ days.

      No Default or Event of Default has occurred and is continuing, nor shall any such event occur as a result of making the requested rollover.

      DATED this _____ day of _____________________, ________.


                                           MITEL NETWORKS CORPORATION

                                           by
                                                  -----------------------------
                                                  Name:     |X|
                                                  Title:    |X|

                      SCHEDULE E - [Intentionally deleted]

                       SCHEDULE F - PERMITTED ENCUMBRANCES

"Permitted Encumbrances" means the following types of Encumbrances:

      (i) liens in respect of taxes, assessments or governmental charges or claims the payment of which is not, at the time, overdue;

      (ii) statutory liens of landlords, statutory liens of banks and rights of set-off, statutory liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles as applied in Canada shall have been made for any such contested amounts, and (2) in the case of a lien with respect to any portion of the collateral in respect of which the Lenders, or the Administrative Agent on their behalf, have a security interest in respect of the obligations of the Borrower hereunder (the "Collateral"), such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such lien;

      (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

      (iv) any attachment or judgment lien not involving (i) in any individual case an amount in excess of $1,000,000, or (ii) in the aggregate at any time outstanding an amount in excess of $2,500,000 (in either case to the extent such amount is not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) except if any such attachment or judgment lien shall remain undischarged, undisputed (in the case of a writ in the United Kingdom), unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder);

      (v) leases or subleases granted to third parties which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its subsidiaries or result in a material diminution in the value of any of the Collateral;

      (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its subsidiaries or result in a material diminution in the value of any of the Collateral;

      (vii) any (a) interest or title of a lessor or sublessor under any operating lease in respect of which the Borrower or any of its subsidiaries shall be, or become liable whether directly or by assignment or as a guarantor or other surety for the obligations of the lessee under any such operating lease, to the extent that the aggregate annual rental payments of the Borrower and its subsidiaries in respect of all such operating leases shall not exceed $25,000,000, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

      (viii)liens arising from the filing of Personal Property Security Act (Ontario) or UCC financing statements, relating solely to leases;

      (ix) liens in favour of EDC arising out of certain obligations and liabilities of the Borrower to EDC in connection with or relating to indemnity agreements entered into, or which may in the future be entered into, by the Borrower in favour of EDC in respect of surety and performance bonds issued or to be issued by surety companies (including ACE-INA Insurance) with EDC's full or partial indemnity for the account of the Borrower, for so long as such liens are subject to the postponement and subordination agreement dated April 20, 2004 between the Administrative Agent and EDC;

      (x) liens in favour of The Canada Trust Company in its capacity as trustee of Endurance Trust under the RPA over bank accounts of the Borrower and of MNI being account *Subject to Request for Confidential Treatment; Separately Filed with the Commission* and *Subject to Request for Confidential Treatment; Separately Filed with the Commission*, respectively, provided that the funds to be deposited in such accounts are limited to the amounts which the Borrower or MNI are required to deposit in such accounts pursuant to the reserve account requirements contained in the RPA and provided further that such deposited funds are derived solely from the net proceeds of the sale of accounts receivable by the Borrower, MNI or MNSI to Endurance Trust or the collections relating to accounts receivable sold by the Borrower, MNI or MNSI to Endurance Trust pursuant to the terms of the RPA unless otherwise permitted in writing by the Administrative Agent;

      (xi) liens in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

      (xii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

      (xiii)liens  against  owners' or  sublessors'  interest  in any  leasehold
            property   used  or  occupied   by  the   Borrower  or  any  of  its
            subsidiaries;

      (xiv) liens securing obligations (other than obligations representing indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower or any of its subsidiaries;

      (xv) licences of patents, trademarks and other intellectual property rights granted by the Borrower or any of its subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such subsidiary;

      (xvi) liens granted to evidence the security interests of the Lenders, or the Administrative Agent on their behalf, in the Collateral;

      (xvii) Permitted Purchase Money Security Interests;

      (xviii) Liens granted in connection with obligations incurred pursuant to clause (x) or (xi) of the definition of Permitted Debt;

      (xix) Liens not included in any of the foregoing in respect of obligations not exceeding Cdn. $5,000,000 (or its Equivalent Amount in another currency) in the aggregate; and

      (xx) certain rights of the Government of Canada in the intellectual property of the Borrower pursuant to the Technology Partnerships Canada Agreement,

      For greater certainty, the registration of a financing statement in respect of the absolute assignment of accounts receivable under the Personal Property Security Act (Ontario) or UCC does not constitute a lien for so long as such registration does not constitute a lien under the Personal Property Security Act (Ontario) or UCC.

                             SCHEDULE G - LITIGATION

--------------------------------------------------------------------------------
 Company/Subsidiary      Claimant      Court/Jurisdiction        Nature of Claim
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------
          *                  *                 *                        *
--------------------------------------------------------------------------------


* - Subject to Request for Confidential Treatment; Separately Filed with the Commission

                       SCHEDULE H - NON-COMPLIANCE MATTERS

Nil.

                            SCHEDULE I - SUBSIDIARIES

                         SCHEDULE J - TRANSFER AGREEMENT

TO:   MITEL NETWORKS CORPORATION


      WHEREAS the Borrower entered into an amended and restated loan agreement dated April |X|, 2004 (the "Credit Agreement") with the Administrative Agent and the Lenders whereby the Lenders agreed to provide the Borrower with a revolving credit facility in an aggregate principal amount not exceeding Cdn. $30,000,000 or the Equivalent Amount in United States Dollars for the general corporate purposes of the Borrower;

      AND WHEREAS pursuant to and in accordance with Section 15.11 of the Credit Agreement, any Lender may, with the prior written consent of the Borrower, assign or transfer all or any of its rights, benefits and obligations under the Credit Agreement by duly completing, executing and delivering to the Administrative Agent and to the Borrower this Transfer Certificate;

      AND WHEREAS any Lender (the "Transferor") wishes to assign or transfer to __________________ (the "Transferee") the rights, benefits and obligations of the Transferor under the Credit Agreement specified herein;

      AND WHEREAS the Borrower has consented in writing to such assignment or transfer;

      NOW THEREFORE in consideration of the foregoing and of $1.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, the signatories hereto agree as follows:

All capitalized terms defined in the Credit Agreement and not otherwise defined herein have the same meaning as in the Credit Agreement.

The Transferor assigns and transfers to the Transferee the following rights, benefits and obligations (the "Transfer"):

                  [description   of  the   Transferred   Rights,   Benefits  and
                  Obligations,   indicating   retained   interest  or  fees,  if
                  applicable, and Transferee's commitment and Participation]

      (the "Transferred Rights", the "Transferred Benefits", the "Transferred Obligations", as applicable, and collectively the "Transferred Rights, Benefits and Obligations").

The Transferee accepts the Transfer and (if applicable) assumes the Transferred Obligations (the "Assumption").

The Transferee agrees with the Administrative Agent and the Borrower that it shall be bound by the same obligations of the Lenders as the Transferee would have been under if the Transferee had been an original party to the Credit Agreement.

The Transfer and the Assumption are governed by and subject to Section 15.11 of the Credit Agreement.

The Transferee acknowledges and confirms that it has not relied upon and that the Transferor and/or the Administrative Agent has/have not made any representation or warranty whatsoever as to the due execution, legality, effectiveness, validity or enforceability of the Credit Agreement or any other documentation or information delivered by the Transferor and/or the Administrative Agent to the Transferee in connection therewith or for the performance thereof by any party thereto or for the performance of any Guarantee by any Guarantor or for the financial condition of the Borrower or of any Guarantor. All representations, warranties and conditions expressed or implied by law or otherwise are hereby excluded.

The Transferee  represents and  warrants  that it is not a  non-resident  within the meaning of the Income Tax Act (Canada) and that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and has not relied and will not hereafter rely on the Transferor and/or the
      Administrative Agent to appraise or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrower.

Each of the Transferor and the Transferee represents and warrants to the Borrower and the Guarantors that it has the capacity and power to enter into the Transfer and the Assumption in accordance with the terms hereof and to perform its obligations arising therefrom, and all action required to authorize the execution and delivery hereof and the performance of such obligations has been duly taken.

This Transfer Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada.

            DATED this __________ day of _____________________, 200__

..

                                               BANK OF MONTREAL
                                               by
                                                      --------------------------
                                                      Name:     |X|
                                                      Title:    |X|

                                               [TRANSFEREE]
                                               by
                                                      --------------------------
                                                      Name:     |X|
                                                      Title:    |X|


                                               MITEL NETWORKS CORPORATION
                                               by
                                                      --------------------------
                                                      Name:     |X|
                                                      Title:    |X|

                         SCHEDULE K - COMMITTED AMOUNTS


                     LENDER
                     Bank of Montreal        Cdn. $30,000,000

                         SCHEDULE L - FINANCIAL FORECAST

                               AMENDING AGREEMENT

               MEMORANDUM OF AGREEMENT made as of the 24 day of July, 2004.

BETWEEN:

      MITEL NETWORKS CORPORATION,

      a corporation incorporated under the laws of Canada, as borrower

      (hereinafter referred to as the "Borrower")

                                     - and -

      THE LENDERS FROM TIME TO TIME PARTIES TO THE CREDIT AGREEMENT,

      (hereinafter referred to as the "Lenders")

                                     - and -

      BANK OF MONTREAL,
      a Canadian chartered bank, as Administrative Agent and Lead Arranger

      (hereinafter referred to in its own capacity as "BMO" and in its capacity as administrative agent on behalf of the Lenders, as the "Administrative Agent").

      WHEREAS pursuant to an amended and restated credit agreement made as of the 21st day of April, 2004 (the "Credit Agreement"), a revolving credit facility was made available to the Borrower upon and subject to the terms and conditions therein set forth;

      AND WHEREAS the Borrower and the Lenders have agreed to amend the Credit Agreement by executing and delivering this Amending Agreement;

      NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, the covenants herein contained and other valuable consideration, the parties hereto agree as follows:

1.    The Credit Agreement is hereby amended in the following respects:

      (a)   Section 2.7(c) is added to the Credit Agreement as follows:

            "(c) In the event that the Borrower's EBITDA (determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement and measured as at the last day of the fiscal quarter of the Borrower ending July 25, 2004 and the fiscal quarter of the Borrower ending October 24, 2004 and, to the extent that any assets or liabilities of Endurance Trust are included in the consolidated financial statements of the Borrower, calculated without reference to the assets and liabilities of Endurance Trust) for a fiscal quarter ending July 25, 2004 and the fiscal quarter ending October 24, 2004 is less than Cdn. $3,000,000, the Committed Amount shall be temporarily reduced to Cdn. $15,000,000, or the Equivalent Amount in U.S. Dollars if such amount is less than the actual Committed Amount hereunder. Notwithstanding the foregoing, if the Borrower's EBITDA in the fiscal quarter ending October 24, 2004 is equal to or greater than Cdn. $3,000,000, the Committed Amount shall be equal to the lesser of (i) the actual Committed Amount, subject to any subsequent reduction pursuant to Section 2.7(a) above, prior to the temporary reduction of the Committed Amount provided under this Section 2.7(c); and (ii) Cdn. $30,000,000, or the Equivalent Amount in U.S. Dollars."; and

      (b) Section 8.3 of the Credit Agreement is deleted and replaced with the following:

            "8.3 Financial Covenant

                  The  Borrower  covenants  and agrees  with the  Administrative
            Agent and the Lenders that, unless the Administrative Agent and the Required Lenders otherwise consent in writing, so long as any amount payable hereunder is outstanding, the Borrower shall not permit its EBITDA (determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement and measured as at the last day of each fiscal quarter of the Borrower for such fiscal quarter then ending, commencing with the fiscal quarter ending July 25, 2004 and, to the extent that any assets or liabilities of Endurance Trust are included in the consolidated financial statements of the Borrower, calculated without reference to the assets and liabilities of Endurance Trust) to be less than the following amounts for the relevant fiscal quarter as set forth below:

                  (i) for the fiscal quarter ending July 25, 2004, negative Cdn.
            $5,000,000;

                  (ii) for the fiscal  quarter  ending  October 24,  2004,  Cdn.
            $0.00;

                  (iii) for the fiscal  quarter  ending  January 23, 2005,  Cdn.
            $3,000,000; and

                  (iv) for the  fiscal  quarter  ending  April  24,  2005,  Cdn.
            $6,000,000."

2. This Amending Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

3. This Amending Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

4. The Credit Agreement, as amended, is hereby confirmed.

      IN  WITNESS  WHEREOF  the  parties  hereto  have  executed  this  Amending
Agreement.

                                          MITEL NETWORKS CORPORATION

                                          by

                                            ------------------------------------
                                            Name:
                                            Title:


                                          BANK OF MONTREAL, as Administrative
                                          Agent And Lead Arranger
                                          by

                                            ------------------------------------
                                            Name:
                                            Title:


                                          BANK OF MONTREAL, as Lender
                                          by

                                            ------------------------------------
                                            Name:
                                            Title: